Execution Copy

SIXTH AMENDMENT TO CREDIT AGREEMENT

    THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 23, 2022 (this "Amendment"), is by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO, collectively, the “Borrowers” and each, individually, a “Borrower”), any other Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

RECITALS

    A.    The Borrowers, any other Loan Parties party thereto, and the Lender are parties to a Credit Agreement dated as of August 8, 2018 (as amended and as it may be further amended or modified from time to time, the “Credit Agreement”).

    B.    The Borrowers and any other Loan Parties desire to amend the Credit Agreement, and the Lender is willing to do so in accordance with the terms hereof.

    TERMS

    In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

    ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the parties hereto agree that the Credit Agreement (including the Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended Credit Agreement attached as Exhibit A hereto, and any term or provision of the Credit Agreement (including the Schedules thereto) which is different from that set forth on Exhibit A hereto shall be replaced in all respects by the terms and provisions on Exhibit A hereto.

    ARTICLE II. REPRESENTATIONS. Each Loan Party represents and warrants to the Lender that:

    2.1    This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    2.2    After giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

    2.3    After giving effect to this Amendment, no Default exists or has occurred and is continuing, and no Default will be caused after giving effect to this Amendment.

    2.4    All certifications, representations and other statements made in each Borrower’s Officer’s Certificate dated as of August 8, 2018 and delivered to Lender are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and all resolutions and other statements referenced therein are in full force and effect, have not been rescinded and authorize the execution, delivery and performance of this Amendment.

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    ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

    3.1    The Loan Parties and the Lender shall have signed this Amendment.

    3.2    The Lender shall have received such other documents as disclosed on the closing list provided to the Loan Parties prior to the date hereof.

ARTICLE IV. MISCELLANEOUS.

    4.1    References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby, as amended previously and as further amended from time to time.

    4.2    Except as expressly amended hereby, the Loan Parties agree that the Credit Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

    4.3    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment is a Loan Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Among other provisions of the Credit Agreement, this Amendment is subject to Sections 8.06, 8.09 and 8.10 of the Credit Agreement.
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    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

BORROWERS:

                        SIFCO INDUSTRIES, INC.

By:____/s/ Thomas Kubera_______________________
Name: Tom Kubera
Title: Chief Financial Officer

                        QUALITY ALUMINUM FORGE, LLC

By:______ /s/ Thomas Kubera ____________________
Name: Tom Kubera
Title: Treasurer

SIFCO Sixth Amendment Signature Page

                        LENDER:

JPMORGAN CHASE BANK, N.A.

By:_/s/ Michael Byrne__________________________
Name: Michael Byrne
Title: Authorized Officer

SIFCO Sixth Amendment Signature Page

~~Composite Copy with Amendments 1-5~~
Exhibit A – Sixth Amendment

CREDIT AGREEMENT dated as of August 8, 2018 among SIFCO INDUSTRIES, INC., T & W FORGE, LLC, QUALITY ALUMINUM FORGE, LLC, and JPMORGAN CHASE BANK, N.A. ASSET BASED LENDING

    CREDIT AGREEMENT dated as of August 8, 2018 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, each of which is hereby incorporated herein and made a part hereof, this “Agreement”), by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), T & W Forge, LLC, an Ohio limited liability company (“T & W”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO and T & W, collectively, the “Borrowers” and each, individually, a “Borrower”), the Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

    The parties hereto agree as follows:

Article I
Definitions
Section 1.01.Defined Terms. As used in this Agreement, the capitalized terms shall have the meanings specified in the Definitions Schedule attached hereto.
Section 1.02.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurodollar~~SOFR Loan”) or by Class and Type (e.g., a “~~Eurodollar~~SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~Eurodollar~~SOFR Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
Section 1.03.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, Schedules and Riders shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Riders to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04.Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof the Borrowers migrate to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrowers notify the Lender that the Borrowers request an amendment to any provision hereof to eliminate the effect of such migration to IFRS or change in GAAP or in the application thereof (or if the Lender notifies the Borrowers that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(b)    Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.05.Interest Rates; ~~LIBOR~~Benchmark Notifications. The interest rate on ~~Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. REVLIBOR30 Screen Rate, used for determining the REVLIBOR30 Rate (Loans accruing interest at such rate, the “REVLIBOR30 Rate Loans”) is also derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on REVLIBOR30 Rate Loans and/or Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that~~a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event ~~occurs~~, Section 2.13(c) provides a mechanism for determining an alternative rate of interest. ~~The Lender will notify the Borrower Representative in advance of any change to the reference rate upon which the interest rate on REVLIBOR30 Rate Loans and/or Eurodollar Loans is based. However,~~ The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definitions of “REVLIBOR30 Screen Rate” and “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate~~s~~ thereto, or replacement rate~~s~~ thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate~~, as it may or may not be adjusted,~~  will be similar to, or produce the same value or economic equivalence of, the ~~REVLIBOR30 Screen Rate or the LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Lender and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Alternate Rate) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Lender may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.06.Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and the Lender shall remain in full force and effect until the Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
Section 1.07.Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Article II
The Credits
Section 1.01.Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Exposure exceeding the lesser of (x) the Revolving Commitment, less the Availability Block, if applicable, and (y) the Borrowing Base, subject to the Lender’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.
Section 1.02.Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type. Any Protective Advance shall be made in accordance with the procedures set forth in Section 2.04.
(b)Subject to Section 2.13, each Borrowing, if applicable, shall be comprised entirely of CBFR Loans or ~~Eurodollar~~SOFR Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as CBFR Borrowings. The Lender at its option may make any ~~Eurodollar~~ Loan by causing any domestic or foreign branch or Affiliate of the Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to the Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any ~~Eurodollar~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple equal to $250,000 and not less than $1,000,000. CBFR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than 5 ~~Eurodollar~~SOFR Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 1.03.Borrowing Procedures; Requests for Revolving Borrowings.
(a)    Controlled Disbursement Account; DDA Access Product. Not later than 1:00 p.m., Chicago time, on each Business Day, the Lender shall, subject to the conditions of this Agreement (but without any further written notice required), make available to the Borrower Representative, by a credit to the Funding Account, the proceeds of a CBFR Borrowing to the extent necessary to pay items to be drawn on the Controlled Disbursement Accounts that day. All other Revolving Loans shall be made upon notice given in accordance with §2.03(b). In addition, if the Borrowers have elected the DDA Access Product, the Borrowers hereby authorize the Lender to, and the Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), to the extent that from time to time on any Business Day funds are required under the DDA Access Product to reach the Target Balance (a “Deficiency Funding Date”), make available to the applicable Borrower the proceeds of a CBFR Borrowing in the amount of such deficiency up to the Target Balance, by means of a credit to the Funding Account on or before the start of business on the next succeeding Business Day, and such CBFR Borrowing shall be deemed made on such Deficiency Funding Date.
(b)     Notices by the Borrowers to the Lender of requests for Revolving Loans other than pursuant to §2.03(a). To request a Revolving Borrowing, the Borrower Representative shall notify the Lender of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower Representative or through an Electronic System if arrangements for doing so have been approved by the Lender (or if an Extenuating Circumstance shall exist, by telephone) not later than (i) in the case of a ~~Eurodollar~~SOFR Borrowing, 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a CBFR Borrowing, noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing.
    Each such Borrowing Request shall be irrevocable and each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon cessation of the Extenuating Circumstance by hand delivery, facsimile or a communication through Electronic System to the Lender of a written Borrowing Request in a form approved by the Lender and signed by a Responsible Officer of the Borrower Representative. Each such written

(or if permitted, telephonic) Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)the name of the applicable Borrower;
(ii)the aggregate amount of the requested Borrowing and, if applicable, a breakdown of the separate wires comprising such Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be a CBFR Borrowing or a ~~Eurodollar~~SOFR Borrowing; and
(v)in the case of a ~~Eurodollar~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~SOFR Borrowing, then the applicable Borrowers shall be deemed to have selected an Interest Period of one month's duration.

Section 1.04.Protective Advances. Subject to the limitations set forth below, the Lender is authorized by the Borrowers, from time to time in the Lender's sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, which the Lender, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 8.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Lender in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be CBFR Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Lender to make any Protective Advance on any other occasion.
Section 1.05.Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower denominated in dollars, as the applicant thereof for support of its or the other Loan Parties’, obligations, in a form reasonably acceptable to the Lender at any time and from time to time during the Availability Period, and the Lender may, but shall have no obligation to, issue such requested Letters of Credit in accordance with and subject to the terms hereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Lender shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Requirement of Law relating to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Lender in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the Lender) to the Lender prior to 9:00 am, Chicago time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Lender and using the Lender’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Exposure Amount, and (ii) the Revolving Exposure shall not exceed the lesser of (x) the Revolving Commitment, minus the Availability Block, if applicable, and (y) the Borrowing Base.
(c)Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Lender to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.
(d)Reimbursement. If the Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Lender an amount equal to such LC Disbursement on the date that such LC Disbursement is made; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a CBFR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting CBFR Revolving Borrowing.
(e)Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, Letter of Credit Agreement or this Agreement, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Lender nor any of its Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Lender; provided that the foregoing shall not be construed to excuse the Lender from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Lender (as finally determined by a court of competent jurisdiction), the Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(f)Disbursement Procedures. The Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Lender shall promptly notify the Borrower Representative by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether the Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse the Lender with respect to any such LC Disbursement.
(g)Interim Interest. If the Lender shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section, then Section 2.12(d) shall apply.
(h)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Lender, in the name and for the benefit of the Lender (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(b). Each such deposit shall be held by the Lender as collateral for the payment and performance of the Secured Obligations. The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and each Borrower hereby grants the Lender a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Lender and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Lender.
(i)LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
(j)Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the Lender hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
Section 1.06.Funding of Borrowings. The Lender shall make each Loan to be made by it hereunder on the proposed date thereof available to the Borrowers by promptly crediting the amounts in immediately available funds to the Funding Account(s); provided that CBFR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(d), deemed requests for Borrowings under Section 2.17(c), and Protective Advances shall be retained by the Lender.
Section 1.07.Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Protective Advances, which may not be converted or continued.
(b)To make an election pursuant to this Section, the Borrower Representative shall notify the Lender of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been approved by the Lender (or if an Extenuating Circumstance shall exist, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and each such telephonic Interest Election Request, if permitted, shall be confirmed immediately upon cessation of the Extenuating Circumstance by hand delivery, Electronic System or facsimile to the Lender of a written Interest Election Request in a form approved by the Lender and signed by a Responsible Officer of the Borrower Representative.
(c)Each written (or if permitted, telephonic) Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:
(i)the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be a CBFR Borrowing or a ~~Eurodollar~~SOFR Borrowing; and
(iv)if the resulting Borrowing is a ~~Eurodollar~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~Eurodollar~~SOFR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

(d)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower Representative, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~SOFR Borrowing and (ii) unless repaid, each ~~Eurodollar~~SOFR Borrowing shall be converted to an CBFR Borrowing at the end of the Interest Period applicable thereto.
Section 1.08.Termination of Commitment. (a) Unless previously terminated, the Revolving Commitment shall terminate on the Maturity Date.
(b)The Borrowers may at any time terminate the Revolving Commitment upon the Payment in Full of the Secured Obligations.
(c)The Borrower Representative shall notify the Lender of any election to terminate the Revolving Commitment under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination, specifying such election and the effective date thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitment delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Revolving Commitment shall be permanent.

Section 1.09.Repayment and Amortization of Loans; Collection and Application of Collateral Proceeds; Evidence of Debt.
(a)Each Borrower hereby unconditionally, jointly and severally, promises to pay to the Lender (i) the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Lender.
(b)All funds deposited into any Lock Box subject to a Lock Box Agreement or into a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Borrowers with the Lender (the “Collection Account”). The Lender shall hold and apply funds received into the Collection Account as provided herein below.
(c)All amounts deposited in the Collection Account shall be deemed received by the Lender in accordance with Section 2.17. On each Business Day, the Lender shall apply all immediately available funds credited to the Collection Account, (i) if no Cash Dominion Period is in effect, by depositing such funds into the Borrowers’ Funding Account, or (ii) during any Cash Dominion Period, first to prepay any Protective Advances that may be outstanding, and second to prepay the Revolving Loans and to cash collateralize outstanding LC Exposure.
(d)The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to the Lender resulting from each Loan made by the Lender, in which the Lender shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder. The entries made in such accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans and other Obligations in accordance with the terms of this Agreement.
(e)The Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to the Lender a promissory note payable to the Lender (or, if requested by the Lender, to the Lender and its registered assigns) and in a form prepared by the Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form.
Section 1.10.Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section and, if applicable, payment of any break funding expenses under Section 2.15.
(b)In the event and on such occasion that the Revolving Exposure exceeds the lesser of (A) the Revolving Commitment, minus the Availability Block, if applicable, and (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans and LC Exposure or cash collateralize LC Exposure in accordance with Section 2.05(h), as applicable in an aggregate amount equal to such excess.
(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations and cash collateralize LC Exposure as set forth in Section 2.10(d) below in an aggregate amount equal to (x) in the case of a prepayment event described in clause (c) of the definition of the term “Prepayment Event”, 50% of such Net Proceeds and (y) in the case of all other Prepayment Events, 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower Representative shall deliver to the Lender a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default or Event of Default has occurred and is continuing, then either (i) so long as a Cash Dominion Period is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if a Cash Dominion Period is in effect, then, if the Net Proceeds specified in such certificate are to be applied to acquire, replace or rebuild such assets by (A) the Borrowers, then such Net Proceeds shall be applied by the Lender to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Revolving Commitment) and upon such application, the Lender shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied and (B) any Loan Party that is not a Borrower, such Net Proceeds shall be deposited in a cash collateral account, and in the case of either (A) or (B), thereafter, such funds shall be made available to the applicable Loan Party as follows:
(1)The Borrower Representative shall request a Revolving Borrowing (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;
(2)so long as the conditions set forth in Section 4.02 have been met, the Lender shall make such Revolving Borrowing or the Lender shall release funds from the cash collateral account; and
(3)in the case of Net Proceeds applied against the Revolving Borrowing, the Reserve established with respect to such Net Proceeds shall be reduced by the amount of such Revolving Loan;
provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied.
(d)Subject to the prepayment provisions set forth in any Rider with respect to Loans (other than Revolving Loans) made pursuant to such Rider, all such amounts pursuant to Section 2.10(c), shall be applied, first to prepay any Protective Advances that may be outstanding, and second to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure.
(e)The Borrower Representative shall notify the Lender by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Lender, of any prepayment hereunder not later than 10:00 a.m., Chicago time, (A) in the case of prepayment of a ~~Eurodollar~~SOFR Borrowing three Business Days before the date of prepayment, and (B) in the case of prepayment of a CBFR Borrowing on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitment as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments pursuant to Section 2.15.
Section 1.11.Fees. (a) The Borrowers agree to pay to the Lender a commitment fee, which shall accrue at the Applicable Margin on the average daily amount of the Available Revolving Commitment during the period from and including the Effective Date to but excluding the date on which the Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)The Borrowers agree to pay (i) to the Lender a letter of credit fee with respect to Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to ~~Eurodollar~~SOFR Revolving Loans on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which the Revolving Commitment terminates and the date on which the Lender ceases to have any LC Exposure, and (ii) the Lender’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued letter of credit fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitment terminates; provided that any such fees accruing after the date on which the Revolving Commitment terminates shall be payable on demand. Any other fees payable to the Lender pursuant to this paragraph shall be payable within 10 days after written demand by the Lender. All letter of credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)The Borrowers agree to pay to the Lender, the Annual Administration Fee, annually in advance beginning on the Effective Date and on each anniversary thereof during the term of the Revolving Commitment. The Annual Administration Fee shall be deemed fully earned by the Lender on the Effective Date, in the case of the first year, and on each anniversary thereof, in the case of each year thereafter, and shall be due and payable in full on each such date.

(d)The Borrowers agree to pay to the Lender the Closing Fee. The entire Closing Fee shall be deemed fully earned by the Lender and shall be due and payable in full on the Effective Date.
(e)The Borrowers agree to pay to the Lender, during any Cash Dominion Period, a fee equal to the additional interest that the Borrowers would have paid in respect of the Revolving Loans, at the CBFR plus the Applicable Margin, as if each uncollected check had not been received in the Collection Account and credited to the Borrowers until the earlier of (i) the date that such check is actually collected and (ii) three Business Days after the Business Day that such check was actually received in the Collection Account. Such fee will be payable monthly in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitment terminates; provided that any such fees accruing after the date on which the Revolving Commitment terminates shall be payable on demand.
(f)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Lender. Fees paid shall not be refundable under any circumstances.
Section 1.12.Interest. (a) The Loans comprising CBFR Borrowings shall bear interest at the CBFR plus the Applicable Margin applicable from time to time to the Class of Loan set forth in the definition of Applicable Margin.
(b)The Loans comprising each ~~Eurodollar~~SOFR Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin applicable from time to time to the Class of Loan set forth in the definition of Applicable Margin.
(c)Each Protective Advance shall bear interest at the CBFR plus the Applicable Margin applicable from time to time to in effect for Revolving Loans as set forth in the definition of Applicable Margin plus 2%.
(d)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Lender may, at its option, by notice to the Borrower Representative, declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder or if no rate is specified herein as applicable hereunder at 2% plus the CBFR plus the Applicable Margin from time to time in effect for Revolving Loans as set forth in the definition of Applicable Margin.
(e)Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment applicable to such Loan; provided that (i) interest accrued pursuant to paragraphs (c) and (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the CB Floating Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loans as of the applicable ~~CB Floating Rate, Adjusted LIBO Rate, REVLIBOR30 Rate, or LIBO Rate~~date of determination. The applicable Rate Indices shall be determined by the Lender ~~in accordance with the definitions thereof~~, and such determination shall be conclusive absent manifest error.
Section 1.13.Alternate Rate of Interest; Illegality.
(a)Subject to clause (c) of this Section 2.13, if prior to the commencement of any Interest Period for a ~~Eurodollar~~SOFR or REVSOFR30 Borrowing:
~~(1)~~ (i)    the Lender determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate or the ~~LIBO~~Term SOFR Rate and/or the Adjusted REVSOFR30 Rate or the REVSOFR30 Rate, as applicable ~~for a Loan~~ (including~~, without limitation, by means~~

~~of an Interpolated Rate or~~  because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period; ~~provided that no Benchmark Transition Event shall have occurred at such time;~~ or
~~(2)~~ (ii)    the Lender determines the Adjusted ~~LIBO~~Term SOFR Rate or the ~~LIBO~~Term SOFR Rate and/or the Adjusted REVSOFR30 Rate or the REVSOFR30 Rate, as applicable, for ~~a Loan for~~ such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loans included in such Borrowing for such Interest Period;
then the Lender shall give notice thereof to the Borrower Representative through Electronic System as provided in Section 8.01 as promptly as practicable thereafter and, until the Lender notifies the Borrower Representative that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~SOFR Borrowing or REVSOFR30 Borrowing shall be ineffective and any such ~~Eurodollar~~SOFR Borrowing or REVSOFR30 Borrowing shall be repaid or converted to a CBFR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a ~~Eurodollar~~SOFR Borrowing or REVSOFR30 Borrowing, such Borrowing shall be made as a CBFR Borrowing.

(b)If the Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make, maintain, fund or continue any ~~Eurodollar~~SOFR Borrowing and/or REVSOFR30 Borrowing, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, dollars in the ~~London~~ interbank offering market, then, on notice thereof by the Lender to the Borrower Representative, any obligations of the Lender to make, maintain, fund or continue ~~Eurodollar~~SOFR Loans and/or REVSOFR30 Loans or to convert CBFR Borrowings to ~~Eurodollar~~SOFR Borrowings will be suspended until the Lender notifies the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from the Lender, either convert or prepay all ~~Eurodollar~~SOFR Borrowings and/or REVSOFR30 Borrowings to CBFR Borrowings, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such ~~Eurodollar~~SOFR Borrowings and/or REVSOFR30 Borrowings to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event occurs, ~~then the~~ Lender may, by written notice to ~~the~~ Borrower Representative, ~~select~~amend this Agreement to establish an alternat~~iv~~e rate of interest for the ~~REVLIBOR30~~Term SOFR Rate and the ~~LIBO~~REVSOFR30 Rate that gives due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) the then-evolving or prevailing market convention for determining a rate of interest for business loans in ~~U.S.~~ Dollars at such time (the ~~“~~"Alternate Rate~~”~~"); ~~the~~ Borrowers acknowledge that the Alternate Rate may include a mathematical adjustment using any then-evolving or prevailing market convention or method for determining a spread adjustment for the replacement of the ~~REVLIBOR30 Rate and the LIBO Rate, as applicable. For the avoidance of doubt, all references to the REVLIBOR30 Rate and the LIBO Rate, shall be deemed to be references~~Term SOFR Rate and/or the REVSOFR30 Rate (which may include, if the Term SOFR Rate and/or the REVSOFR30 Rate already contains such a spread, adding that spread to the Alternate Rate ~~when the Alternate Rate becomes effective in accordance with this Section. In addition,~~). The Lender ~~will have the right, from time to time by~~may further amend this Agreement by such notice to ~~the~~ Borrower Representative~~,~~  to make technical, administrative or operational changes (including, without limitation, changes to the definition of ~~“~~"CBFR ~~Floating Rate”~~", the definition of ~~“~~"Interest Period~~”~~", timing and frequency of determining rates and making payments of interest ~~and other~~, the timing of prepayment or conversion notices, the length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that ~~the~~ Lender decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of the Alternate Rate. The Alternate Rate, together with all such technical, administrative and operational changes as specified in any notice, shall become effective at the later of (i) the fifth (5th) Business Day after ~~the~~ Lender has provided notice (including without limitation for this purpose, by electronic means) to the Borrower Representative (the ~~“Notice~~"Objection Date~~”~~") and (ii) a date specified by ~~the~~ Lender in the notice, without any further action or consent of ~~the~~any Borrower~~s~~, so long as ~~the~~ Lender has not received, by 5:00 p~~.~~m~~.~~  Eastern time on the ~~Notice~~Objection Date, written notice of objection to the Alternate Rate from the Borrower Representative.  ~~Any determination, decision, or election that may be made by the Lender pursuant to this Section, including any determination with respect to a rate or adjustment or the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrowers. Until an Alternate Rate shall be determined in accordance with this Section, the interest rate on REVLIBOR30 Rate Loans and Eurodollar Loans shall be equal to the sum of~~

~~(A) the greater of (x) Prime Rate and (y) 2.50%, plus (B) the Applicable Margin for CBFR Loans~~If, on the date the Term SOFR Rate and/or the REVSOFR30 Rate, as applicable actually becomes permanently unavailable pursuant to a Benchmark Transition Event, an Alternate Rate has not been established in this manner, Advances will, until an Alternate Rate is so established, bear interest at the CB Floating Rate. In no event shall the Alternate Rate be less than ~~0.00%~~the Floor.
(d)All determinations by Lender under this Section 2.13 shall be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
Section 1.14.Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the ~~Adjusted LIBO~~applicable Rate Indicies);
(ii)impose on the Lender or the ~~London~~applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans hereunder or any Letter of Credit; or
(iii)subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)If the Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, the Commitments of or the Letters of Credit issued by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.
(c)A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 1.15.Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10 or any Rider), (b) the conversion of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith), then, in any such event, the Borrowers shall compensate the Lender for the loss, cost and expense attributable to such event. ~~In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.~~ A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 1.16.Taxes. (a) Withholding of Taxes; Gross Up. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for, Other Taxes.
(c)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(d)Indemnification by the Loan Parties. To the extent not paid, reimbursed, or compensated pursuant to Section 2.16(a) or (b), the Loan Parties shall jointly and severally indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by the Lender shall be conclusive absent manifest error.
(e)Treatment of Certain Refunds. If the Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this Section 2.16(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(e), in no event will the Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.16(e) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.16(e) shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)Survival. Each party’s obligations under this Section shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(g)Defined Terms. For purposes of this Section 2.16, the term “applicable law” includes FATCA.
Section 1.17.Payments Generally; Allocation of Proceeds. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)Any payments received by the Lender (including from proceeds of Collateral) (i) not constituting either (A) a specific payment of principal, interest, fees or other sums payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.10 or any applicable Rider), or (C) amounts to be applied from the Collection Account during a Cash Dominion Period (which shall be applied in accordance with Section 2.09(c)), shall be applied by the Lender to the payment of the Secured Obligations in such order as the Lender may elect in its sole discretion. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default is in existence, the Lender shall not apply any payment which it receives to any ~~Eurodollar~~SOFR Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.15. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c)At the election of the Lender, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 8.03), and other sums chargeable to or required to be paid by the Borrowers under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Lender. Each Borrower hereby irrevocably authorizes (i) the Lender, even if the conditions precedent set forth in Section 4.02 have not been satisfied, to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 8.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.04, as applicable and (ii) the Lender to charge any deposit account of any Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)The Lender may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Lender is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Lender of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Lender’s right to receive payment in full at another time.
Section 1.18.Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender. The provisions of this Section 2.18 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.18 shall survive the termination of this Agreement.
Article III
Representations and Warranties
    Each Loan Party represents and warrants to the Lender that:

Section 1.01.Organization; Powers. Each Loan Party and each Subsidiary is duly organized, or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business or property in any such jurisdiction makes such qualification necessary.
Section 1.02.Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 1.03.Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.
Section 1.04.Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Reference Fiscal Year, reported on by the Borrowers’ Accountants, and (ii) as of and for the Interim Fiscal Period certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since the last day of the Reference Fiscal Year.
Section 1.05.Properties. (a) As of the date of this Agreement, Section 3.05 of the Disclosure Certificate sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property material to its business, free of all Liens other than those permitted by Section 6.02.
(b)Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth in Section 3.05 of the Disclosure Certificate, and the use thereof by each Loan Party and each Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement.
Section 1.06.Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.
(b)Except for the Disclosed Matters (i) no Loan Party nor any Subsidiary has received notice of any claim with respect to any material Environmental Liability or knows of any basis for any material Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law applicable to it or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any applicable Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.
(c)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
Section 1.07.Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirement of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.
Section 1.08.Investment Company Status. No Loan Party or any Subsidiary is an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 1.09.Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No Liens have been filed and no claims are being asserted with respect to any such Taxes.
Section 1.10.ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000 the fair market value of the assets of all such underfunded Plans.
Section 1.11.Disclosure. (a) The Loan Parties have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party or any Subsidiary to the Lender in connection with this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that such projected financial information is subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such projected financial information will be realized and that actual results may differ in a material manner from such projected financial information.
(b)    As of the Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

Section 1.12.Material Agreements. All Material Agreements to which any Loan Party is a party or is bound as of the date of this Agreement are listed in Section 3.12 of the Disclosure Certificate. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Material Agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness.
Section 1.13.Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they is engaged as such businesses are now conducted and is proposed to be conducted after the Effective Date.
(b)No Loan Party intends to, nor will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
Section 1.14.Insurance. Section 3.14 of the Disclosure Certificate sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid in accordance with the terms arranged by the insurance company. The Borrowers maintain, and have caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 1.15.Capitalization and Subsidiaries. (a) Section 3.15 of the Disclosure Certificate sets forth (i) a correct and complete list of the name and relationship to the Borrowers of each Subsidiary, (ii) a true and complete listing of each class of each of the Borrowers' authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified in Section 3.15 of the Disclosure Certificate, and (iii) the type of entity of each Borrower and each Subsidiary. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.
(b) General Aluminum Forgings, LLC, an Ohio limited liability company, SIFCO Custom Machining Company, a Minnesota corporation, and SIFCO Turbine Component Services LLC, an Ohio limited liability company, do not, and will not, own any assets at any time with a value in the aggregate in excess of $50,000, and each will be dissolved within 30 days of the finalization of all open accounts and claims that are currently pending in respect to each such Dormant Subsidiary.
(c) All assets of T & W are described Section 3.15 of the Disclosure Certificate, and T & W does not, and will not, own any other assets at any time.
Section 1.16.Security Interest in Collateral. The provisions of the Collateral Documents when executed and delivered create legal and valid Liens on all of the Collateral in favor of the Lender, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party (except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally), and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances and other Liens permitted by Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Lender pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) or control to the extent the Lender has not obtained or does not maintain possession or control of such Collateral, and (c) Liens on Ex-Im Priority Collateral pursuant to the Intracreditor Agreement, which are junior only to the Liens of the Lender in the Ex-Im Priority Collateral.

Section 1.17.Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened in writing. The hours worked by and payments made to employees of the Loan Parties and their Domestic Subsidiaries have not been in violation, in any material manner, of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All material payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary (to the extent required by GAAP) in all material respects.
Section 1.18.Margin Regulations. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.
Section 1.19.Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly, as set forth in Section 5.08.
Section 1.20.No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restriction except Burdensome Restrictions permitted under Section 6.10.
Section 1.21.Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and Authorized Agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of such Loan Party, its Authorized Agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or, to the knowledge of any such Loan Party or Subsidiary, employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any Authorized Agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.
Section 1.22.Affiliate Transactions. Except as set forth on Section 3.22 of the Disclosure Certificate, as of the date of this Agreement, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own Equity Interests in (but not exceeding 2.0% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party).
Section 1.23.Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lender to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
Section 1.24.Plan Assets; Prohibited Transactions. No Loan Party or any of its Domestic Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Article IV
Conditions
Section 1.01.Effective Date. The obligations of the Lender to make Loans and to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):
(a)Credit Agreement and Loan Documents. The Lender (or its counsel) shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto or written evidence satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement, (ii) a counterpart of each other Loan Document (each in form and substance reasonably satisfactory to Lender) signed on behalf of each party thereto or written evidence reasonably satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, (iii) such other certificates, documents, instruments and agreements as the Lender shall reasonably request in connection with the Transactions, including all those documents and requirements listed in the Closing Conditions Schedule dated as of the date hereof among the Borrowers and the Lender, in each case in form and substance reasonably satisfactory to the Lender, and (iv) evidence reasonably satisfactory to the Lender as to the satisfaction of each of the items and requirements set forth in such Closing Conditions Schedule in a manner reasonably satisfactory to the Lender.
(b)Other Documents. The Lender shall have received such other documents as the Lender or its counsel may have reasonably requested.
The Lender shall notify the Borrower Representative of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lender to make Loans and to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02) at or prior to 2:00 p.m., Chicago time, on the 5th Business Day following the date of this Agreement (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

Section 1.02.Each Credit Event. The obligation of the Lender to make a Loan on the occasion of any Borrowing, and to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) no Protective Advance shall be outstanding.
(c)After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Article V
Affirmative Covenants
    Until all of the Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

Section 1.01.Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Lender the information required under the Reporting Schedule attached hereto within the applicable time periods set forth therein.
Section 1.02.Notices of Material Events. The Borrowers will furnish to the Lender prompt (but in any event within any time period that may be specified below) written notice of the following:
(a)the occurrence of any Default within one Business Day of the knowledge of any Borrower thereof;
(b)receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened in writing against any Loan Party or any Subsidiary that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief regarding any matter material to the operations of the business of the Loan Parties or their Subsidiaries, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any Subsidiary, (v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, (vi) asserts liability on the part of any Loan Party or any Subsidiary in excess of $250,000, in respect of any tax, fee, assessment, or other governmental charge, or (vii) involves any product recall;
(c)any Lien (other than Permitted Encumbrances or other Liens permitted pursuant to Section 6.02 hereof or in any Collateral Document) or claim made or asserted against any of the Collateral;
(d)any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance;
(e)within two Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, provided that no notice shall be required if none of such Collateral constitutes Eligible Inventory and Eligible Export-Related Inventory and the aggregate value is less than $250,000;
(f)all material amendments to any Material Agreement, together with a copy of each such amendment;
(g)any material change in accounting or financial reporting practices by the Borrower or any Subsidiary not otherwise required by GAAP;
(h)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $250,000;
(i)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(j)promptly after receipt thereof by the Company or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of the Company or any Subsidiary thereof;
(k)promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them as the Lender may reasonably request;
(l)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(m)if and to the extent such information required under Beneficial Ownership Regulation, any change in the information provided in the Beneficial Ownership Certification delivered to the Lender that would result in a change to the list of beneficial owners identified in such certification; provided that no Loan Party shall be responsible for providing any information relating to the change in shareholders of the Company if and to the extent such information is not required under Beneficial Ownership Regulation.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 1.03.Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction where the character of its property or its business activities makes such qualification necessary and is material to the conduct of its business; and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted; provided that the foregoing shall not prohibit (i) any sales of property, merger, consolidation, liquidation or dissolution permitted under Section 6.03 or 6.05 or (ii) the withdrawal by any Loan Party or Subsidiary of its qualification as a foreign corporation in any jurisdiction where such qualification is not necessary due to the reduced character of its property or its business in any such jurisdiction, or (iii) the abandonment by any Loan Party of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such Person reasonably determines are not useful to its business or no longer commercially desirable. Notwithstanding anything in this Agreement to the contrary, the Loan Parties represent and agree that General Aluminum Forgings, LLC, an Ohio limited liability company, SIFCO Custom Machining Company, a Minnesota corporation, and SIFCO Turbine Component Services LLC, an Ohio limited liability company, do not, and will not, own any assets at any time and each will be dissolved within 30 days of the finalization of all open accounts and claims that are currently pending in respect to each such Dormant Subsidiary, that T & W does not, and will not, own any assets at any time other than as described in Section 3.15 of the Disclosure Certificate, and that no Loan Party nor any Subsidiary will transfer any assets to, or make any loan or other advance to, or make any investment in, any of General Aluminum Forgings, LLC, an Ohio limited liability company, SIFCO Custom Machining Company, a Minnesota corporation, SIFCO Turbine Component Services LLC, an Ohio limited liability company, and T & W.
Section 1.04.Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.
Section 1.05.Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except as otherwise permitted under Section 6.05.
Section 1.06.Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Lender (including employees of the Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Lender), upon reasonable prior notice, to visit and inspect its properties, to conduct at such Loan Party’s premises field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Each Loan Party acknowledges that the Lender, after exercising its rights of inspection, may prepare certain Reports pertaining to the Loan Parties’ assets for internal use by the Lender. After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Lender with access to its suppliers. Notwithstanding anything to the contrary in this Agreement, the payment for field exams shall be determined in accordance with Section 8.03(a).
Section 1.07.Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under Material

Agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and Authorized Agents with Anti-Corruption Laws and applicable Sanctions.
Section 1.08.Use of Proceeds. (a) The proceeds of the Loans and the Letters of Credit will be used only for working capital and general organizational purposes in the ordinary course of business, including but not limited to repaying Indebtedness of one or more of the Borrowers. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X or (ii) to make any Acquisition, except as may be permitted by Section 6.04 hereto.
(b)No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws to the extent such activity, businesses or transactions would be prohibited by Sanctions, if conducted by a corporation incorporated in the United States or the European Union, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 1.09.Accuracy of Information. The Loan Parties will ensure that any written information, including financial statements or other documents, furnished to the Lender in connection with this Agreement or any other Loan Document contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by each Borrower on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time, it being understood that such projected financial information is subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such projected financial information will be realized and that actual results may differ in a material manner from such projected financial information.
Section 1.10.Insurance. (a) Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation, loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lender, upon request of the Lender, but no less frequently than annually, information in reasonable detail as to the insurance so maintained.
(b)In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the applicable Loan Party shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the Commitment or the total replacement cost value of the improvements.
(c)All insurance policies required hereunder or under this Section 5.10 shall name the Lender as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Lender, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Lender; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least 30 days prior written notice given to the Lender.
(d)All premiums on such insurance shall be paid when due, and copies of the policies delivered to the Lender upon its written request. If a Loan Party fails to obtain any insurance as required by this Section, the Lender may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the

Lender shall not be deemed to have waived any Event of Default arising from the applicable Loan Party's failure to maintain such insurance or pay any premiums therefor.
Section 1.11.Casualty and Condemnation. The Borrowers will (a) furnish to the Lender prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with any applicable provisions of this Agreement and the Collateral Documents.
Section 1.12.Appraisals. At any time that the Lender requests, each Loan Party will provide the Lender with appraisals or updates thereof of its Inventory, Equipment and real property, as applicable, from an appraiser selected and engaged by the Lender, and prepared on a basis reasonably satisfactory to the Lender, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law and shall be paid for in accordance with Section 8.03(a).
Section 1.13.Depository Banks. At all times on and after the date 90 days after the Effective Date, each of the Borrowers and their Domestic Subsidiaries will maintain the Lender as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business; provided, however, that the Loan Parties may maintain each of the deposit and lockbox accounts set forth in Section B of the Perfection Certificate for each such Loan Party so long as (a) all funds and other proceeds are swept or transferred into an account maintained with the Lender promptly after receipt, (b) the Loan Parties deliver a signed account control agreement acceptable to the Lender with respect to each such account on or before October 31, 2018, and (c) on or before June 30, 2019 (or such later date agreed to in writing by the Lender in its sole discretion) each of the deposit and lockbox accounts set forth in Section B of the Perfection Certificate for each such Loan Party shall be closed and transferred to the Lender.
Section 1.14.Additional Collateral; Further Assurances. (a) Subject to applicable Requirements of Law, each Loan Party will cause each Domestic Subsidiary formed or acquired after the date of this Agreement to become a Loan Party by executing a joinder agreement in form satisfactory to the Lender. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Lender, for the benefit of the Secured Parties, in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Loan Party and all other existing and future assets of each Loan Party. In connection therewith, the Lender shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act.
(b)Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries (limited, in the case of the Equity Interests of Foreign Subsidiaries, to (i) 66.66% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), provided that a greater percentage may be required by the Lender to the extent a pledge of a greater percentage could not reasonably be expected to result in a material adverse tax consequence or if the Lender’s ability to be repaid in full would be impaired without such greater percentage, and (ii) 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by such Loan Party) to be subject at all times to a first priority, perfected Lien in favor of the Lender, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Lender shall reasonably request.
(c)Without limiting the foregoing, each Loan Party will, and will cause each Domestic Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Lender and all at the expense of the Loan Parties.
(d)If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Lender, and, if requested by the Lender, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Lender to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
Section 1.15.Receivables. (a) Certain Agreements on Receivables. No Loan Party will make or agree to make any material discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, the Loan Parties may reduce the amount of Accounts arising from the sale of Inventory in accordance with their present policies and in the ordinary course of business.
(b)Collection of Receivables. Except as otherwise provided in this Agreement or the Security Agreement, each Loan Party will use commercially reasonable efforts collect and enforce, at the Loan Party's sole expense, all amounts due or hereafter due to such Loan Party under the Receivables.
(c)Delivery of Invoices. The Borrowers will deliver to the Lender immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account of the Loan Parties bearing such language of assignment as the Lender shall specify.
(d)Disclosure of Counterclaims on Receivables. If (i) any material discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Loan Party, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened in writing with respect to a Receivable, the applicable Borrower will promptly disclose such fact to the Lender in writing. The Borrowers shall send the Lender a copy of each such credit memorandum in excess of $250,000 as soon as issued by any Loan Party, and the applicable Borrower shall promptly report each such credit memo and each of the facts required to be disclosed to the Lender in accordance with this Section 5.15(d) on the Borrowing Base Certificates submitted by it.
Section 1.16.Inventory and Equipment. (a) Maintenance of Goods. Each Loan Party will maintain, preserve, protect and keep its Equipment in good repair and working condition, except for ordinary wear and tear in respect of its Equipment. Each Loan Party will keep its Inventory in saleable condition, except for damaged or defective goods arising in the ordinary course of the Loan Party’s business.
(b)Returned Inventory. If an Account Debtor returns any Inventory to a Loan Party when no Event of Default exists, then such Loan Party shall promptly determine the reason for such return and shall issue a credit memorandum to such Account Debtor in the appropriate amount or take such other action in accordance with its historical practices and consistent with its sale terms and conditions. The Borrowers shall promptly report to the Lender any return involving an amount in excess of $250,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Loan Party when an Event of Default exists, such Loan Party, upon the request of the Lender, shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Lender’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender’s prior written consent. All returned Inventory shall be subject to the Lender’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory and Eligible Export-Related Inventory unless otherwise determined by the Lender in its Permitted Discretion.
(c)Inventory Count; Perpetual Inventory System. Each Loan Party will conduct a physical count of the Inventory at least once per fiscal year, and after and during the continuation of an Event of Default, at such other times as the Lender requests. Each Loan Party, at its own expense, shall deliver to the Lender the results of each physical verification, which such Loan Party has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Unless waived by the Lender, each Loan Party will maintain a perpetual inventory reporting system at all times.
(d)Equipment. Each Loan Party shall promptly inform the Lender of any additions to or deletions from the Equipment which individually or in the aggregate exceed $250,000. Each Loan Party shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Lender does not have a Lien. Each Loan Party will not, without the Lender’s prior written consent, alter or remove any identifying symbol or number on any of such Loan Party’s Equipment constituting Collateral.

Article VI
Negative Covenants
    Until all Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lender that:

Section 1.01.Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a)the Secured Obligations;
(b)Indebtedness existing on the date hereof and set forth in Section 6.01 of the Disclosure Certificate and any extensions, renewals, refinancing’s and replacements of any such Indebtedness in accordance with clause (f) hereof;
(c)Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any other Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Lender;
(d)Guarantees by any Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(e)Indebtedness of any Borrower or any Subsidiary not otherwise permitted under this Section 6.01 and incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed the Purchase Money Debt Limit at any time outstanding;
(f)Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b),(e), (i) and (j) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness are not less favorable to the obligor thereunder than the original terms of such Original Indebtedness and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to such Original Indebtedness;
(g)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(h)Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(i)Subordinated Indebtedness in an aggregate principal amount not exceeding the Subordinated Debt Limit at any time outstanding;

(j)the City of Cleveland Indebtedness;
(k)other unsecured Indebtedness in an aggregate principal amount not exceeding the Unsecured Debt Limit at any time outstanding; and
(l)such other Indebtedness as may be permitted under the terms of any Rider attached hereto.
Notwithstanding anything in this Section 6.01, in Section 6.04 or in any other provision of this Agreement to the contrary, each Loan Party acknowledges and agrees that it does not, and will not, Guarantee or otherwise be or become liable with respect to any of the Indebtedness of any Foreign Subsidiary described in Section 6.01 of the Disclosure Certificate, and will not make any payments thereon.
Section 1.02.Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:
(a)Liens securing any of the Secured Obligations;
(b)Permitted Encumbrances;
(c)any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Section 6.02 of the Disclosure Certificate; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of any Borrower or Subsidiary;
(e)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(f)Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;
(g)Liens in favor of City of Cleveland Department of Economic Development on (i) a 1500 Ton Forging Press machine located at an owned location of the Borrowers in Cleveland, Ohio and (ii) the owned real property of the Borrowers in Cleveland, Ohio, in each case securing the City of Cleveland Indebtedness, provided that such Liens are subordinated to the Liens in favor of the Lender on terms satisfactory to the Lender (which may be satisfied (x) with respect to such 1500 Ton Forging Press machine, as a result of the UCC filing being filed after the UCC filing of the Lender, and (y) with respect to such real property, by a subordination agreement acceptable to the Lender);
(h)Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary; and
(i)such other Liens as may be permitted under the terms of any Rider attached hereto.
    Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrances and clause (a) above, or (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrances and clause (a) above.
Section 1.03.Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) after the completion of the T & W Asset Disposition, T & W may be dissolved, (iv) any Subsidiary that is not a Loan Party may merge into a Loan Party in a transaction in which the surviving entity is a Loan Party, (v) any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party, and, (vi) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lender; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
(b)No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date of hereof and businesses reasonably related thereto.
(c)No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date.
(d)No Loan Party will change the accounting basis upon which its financial statements are prepared unless such change is required by a change in GAAP.
(e)No Loan Party will change the tax filing elections it has made under the Code.
(f)No Loan Party will change the type of entity that it is without thirty (30) days’ prior written notice to the Lender, provided that, each Loan Party shall cooperate with the Lender and take all reasonable action requested by the Lender (including without limitation the delivery of all agreements and legal opinions required by the Lender) in connection therewith to ensure the continued perfection of any Liens in favor of the Lender in any Collateral and the continued enforceability of all Loan Documents.
(g)No Loan Party will change its organization identification number, if any, issued by its state of incorporation or other organization without thirty (30) days’ prior written notice to the Lender, provided that, each Loan Party shall cooperate with the Lender and take all reasonable action requested by the Lender in connection therewith to ensure the continued perfection of any Liens in favor of the Lender in any Collateral.
(h)No Loan Party will change its state of incorporation or organization, in each case, unless the Lender shall have received at least 30 days prior written notice of such change and the Lender shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Lender's security interest in the Collateral, or (2) any reasonable action requested by the Lender in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Lender in any Collateral), provided that, any new location of incorporation or organization shall be in the continental U.S.
(i)No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Lender. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Lender as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.
Section 1.04.Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:
(a)Permitted Investments, subject to control agreements in favor of the Lender or otherwise subject to a perfected security interest in favor of the Lender;
(b)investments and loans in existence on the date hereof and described in Section 6.04 of the Disclosure Certificate;

(c)investments by the Borrowers and their Subsidiaries not otherwise permitted under this Section 6.04 in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement and (B) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed the Investment Limit at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(d)loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary not otherwise permitted under this Section 6.04, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (B) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed the Investment Limit at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(e)Guarantees not otherwise permitted under this Section 6.04 constituting Indebtedness permitted by Section 6.01 and subject to Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d)) shall not exceed the Investment Limit at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(f)loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $150,000 at any one time outstanding;
(g)notes payable, or stock or other securities, issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;
(h)investments in the form of Swap Agreements permitted by Section 6.07;
(i)investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;
(j)investments received in connection with the disposition of assets permitted by Section 6.05;
(k)investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances;”
(l)investments, purchases and Permitted Acquisitions as may be permitted by the terms of any Rider attached hereto.
(m)extensions of trade credit in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;
(n)any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;
(o)investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business; and
(p)advances in the form of a prepayment of expenses in the ordinary course of business of the Loan Parties, so long as such expenses are paid in accordance with customary trade terms consistent with past business practices of the applicable Loan Party.

Section 1.05.Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:
(a)sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business;
(b)sales, transfers and dispositions of assets to any Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;
(c)sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof;
(d)sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (j) of Section 6.04;
(e)Sale and Leaseback Transactions permitted by Section 6.06;
(f)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;
(g)sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $150,000 during any fiscal year of the Borrowers;
(h)any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower that owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and will not materially adversely affect the Lender; and
(i)the T & W Asset Disposition;
provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 75% cash consideration.
Section 1.06.Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.
Section 1.07.Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary.
Section 1.08.Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) any Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, and (iii) the Borrowers may make Restricted Payments, not exceeding $50,000 in the aggregate during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the

Borrowers and their Subsidiaries, (iv) so long as (A) the Loan Party is a “pass through” entity for federal income tax purposes, and (B) there exists no Event of Default, the Borrowers may pay dividends or make distributions to its shareholders/members in an aggregate amount not greater than the amount necessary for such shareholders/members to pay their actual state and United States federal income tax liabilities in respect of income earned by the Borrowers, after deducting any unused prior losses, (v) the Borrowers may make Restricted Payments if and to the extent specifically agreed to in writing by the Lender prior thereto, and (vi) the Borrowers may make Other Restricted Payments (as defined in the Financial Covenants Schedule).
(b)No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment of Indebtedness created under the Loan Documents, (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof, (iii) refinancings of Indebtedness to the extent permitted by Section 6.01, and (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05.
Section 1.09.Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c) or 6.04(d), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Subsidiary who are not employees of such Borrower or Subsidiary, and compensation, severance and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business, including without limitation the issuance of capital stock, payment of bonuses, long-term incentive compensation plans and other transactions pursuant to employment or compensation agreements, indemnification agreements or other arrangements, all in the ordinary course of business in a manner consistent with past practice, and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors.
Section 1.10.Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Section 6.10 of the Disclosure Certificate (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
Section 1.11.Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents or (c) any Material Agreement, to the extent any such amendment, modification or waiver would be materially adverse to the Lender.
Section 1.12.Financial Covenants. Set forth on the Financial Covenants Schedule attached hereto.

Article VII
Events of Default
    If any of the following events (“Events of Default”) shall occur:

(a)the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been materially incorrect when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Lender if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.07, 5.10, 5.11, 5.13, 5.15 or 5.16 of this Agreement or (ii) 15 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Lender if such breach relates to terms or provisions of any other Section of this Agreement;
(f)any Loan Party or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period provided with respect thereto;
(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)any Loan Party or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)any Loan Party or Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;

(k)(1) one or more judgments for the payment of money in an aggregate amount in excess of the Judgment Amount shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Subsidiary to enforce any such judgment; or (2) any Loan Party or Subsidiary shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(l)an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)a Change in Control shall occur;
(n)the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;
(o)the Loan Guaranty or any Obligation Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty or a Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 9.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;
(p)except as permitted by the terms of this Agreement or any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien;
(q)any Collateral Document shall fail to remain in full force or effect or any action shall be taken by a Person other than the Lender to discontinue or to assert the invalidity or unenforceability of any Collateral Document;
(r)any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable against any Loan Party in accordance with its terms, or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;
(s)any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any property of such Loan Party having a fair market value in excess of $250,000; or
(t)if the common stock of the Company is delisted by the NYSE American;
then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by written notice to the Borrower Representative, take any or all of the following actions, at the same or different times: (i) terminate the Commitment, whereupon the Commitment shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.05(h) hereof; and in the case of any event described in clause (h) or (i) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Lender may increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Lender under the Loan Documents or at law or equity, including all remedies provided under the UCC.

    Notwithstanding anything to contrary in this Agreement, any other Loan Document, the Export Credit Agreement or any document executed in connection therewith, any event that would constitute an “Event of Default” (as defined in the Export Credit Agreement) under the Export Credit Agreement solely as a result of one or more of the Borrowers failing to comply with a term in an Ex-Im Bank Document (as defined in the Export Credit Agreement) that differs from the corresponding term in this Agreement or any other Loan Document, and does not otherwise constitute an Event of Default hereunder, shall not constitute an Event of Default hereunder.

Article VIII
Miscellaneous
Section 1.01.Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the addresses set forth on the Terms Schedule attached hereto. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)Notices and other communications to the Lender hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Lender; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to item (c) of the Reporting Schedule attached hereto unless otherwise agreed by the Lender. Each of the Lender and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.
(c)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
Section 1.02.Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.
(b)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Lender, or (ii) in the case of any other Loan

Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto.
Section 1.03.Expenses; Indemnity; Damage Waiver. (a) The Loan Parties, jointly and severally, shall pay all (i) documented and reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) documented and reasonable out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) documented and reasonable out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented and reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with: (A) appraisals and insurance reviews; (B) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Lender or the internally allocated fees for each Person employed by the Lender with respect to each field examination; (C) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Lender; (D) Taxes, fees and other charges for (1) lien and title searches and title insurance and (2) filing financing statements and continuations, recording any Mortgages, and other actions to perfect, protect, and continue the Lender’s Liens; (E) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (F) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes (without duplication of any fees or expenses set forth in any applicable documentation relating thereto), and costs and expenses of preserving and protecting the Collateral; provided that the Loan Parties shall not be obligated to reimburse the Lender for more than the number of appraisals (whether for inventory or intellectual property) and field examinations set forth in the Terms Schedule attached hereto during any calendar year unless an Event of Default has occurred and is continuing. All of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.17(c).
(b)The Loan Parties, jointly and severally, shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Lender the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.16, or (v) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 8.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (c) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(d)All amounts due under this Section shall be payable promptly after written demand therefor.
Section 1.04.Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Lender that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)The Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, except in the case of an assignment to an Affiliate of the Lender or an Approved Fund, the Borrower Representative must give its prior written consent to such assignment (which consent shall not be unreasonably withheld; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within five Business Days after having received notice thereof); and provided further that no consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing. Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 8.03). Each Borrower and each other Loan Party hereto hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
    For the purposes of this Section 8.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

        “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

        “Ineligible Institution” means a (a) natural person, (b) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (b), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (c) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(c)The Lender may, without the consent of, or notice to, the Borrowers, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Subject to paragraph (d) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein) to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
    To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender. If the Lender shall sell a participation, it shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.
Section 1.05.Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitment has not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitment or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
Section 1.06.Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Delivery of an executed counterpart of a signature page of (i) this Agreement ~~by telecopy~~, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby or thereby~~, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.~~; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (A) to the extent the Lender has agreed to accept any Electronic Signature, the Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (w) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Lender and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (x) the Lender may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of its business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (y) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or Ancillary Document, respectively, including with respect to any signature pages thereto and (z) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Lender’s reliance on or use of Electronic Signatures and/or transmission by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 1.07.Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 1.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or such Affiliate to or for the credit or the account of any Borrower or Loan Guarantor against any and all of the Secured Obligations held by the Lender or such Affiliate, irrespective of whether or not the Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of the Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender and its Affiliates may have.
Section 1.09.Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws and not the law of conflicts of the Governing State, but giving effect to federal laws applicable to national banks.
(b)Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or Governing State court sitting in the Primary City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Lender or any of its Related Parties may only) be heard and determined in the Governing State or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 1.10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 1.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 1.12.Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, (h) to holders of Equity Interests in a Borrower, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from any Borrower relating to the Borrowers or their business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 1.13.Nonreliance; Violation of Law. The Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
Section 1.14.USA PATRIOT Act. The Lender is subject to the requirements of the USA PATRIOT Act and hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 1.15.Disclosure. Each Loan Party hereby acknowledges and agrees that the Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 1.16.Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by the Lender.
Section 1.17.Marketing Consent. The Borrowers hereby authorize the Lender, at its sole expense, but without any prior approval by the Borrowers, to publish such tombstones and give such other publicity to this Agreement as it may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless and until the Borrowers notify the Lender in writing that such authorization is revoked.
Section 1.18.Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Lender for the Secured Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Lender or any other Person. Each Borrower’s liability for the Secured Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this Agreement and the Loan Documents unless and until the Lender has been paid in full and all of the Secured Obligations are satisfied and discharged following termination or expiration of all commitments of the Lender to extend credit to the Borrowers. Each Borrower’s joint and several liability hereunder with respect to the Secured Obligations shall, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Secured Obligations or of any other document evidencing all or any part of the Secured Obligations, (ii) the absence of any attempt to collect any of the Secured Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any instrument executed by any other Loan Party evidencing or securing the payment of any of the Secured Obligations, or any other agreement now or hereafter executed by any other Loan Party and delivered to the Lender, (iv) the failure by the Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or the Lender’s release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of any other Loan Party for the payment of any of the Secured Obligations, (vi) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vii) any other circumstance that might constitute a legal or equitable discharge or defense of any Loan Party. After the occurrence and during the continuance of any Event of Default, the Lender may proceed directly and at once, without notice to any Borrower, against any or all of Loan Parties to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and each Borrower waives any provision that might otherwise require the Lender under applicable law to pursue or exhaust its remedies against any Collateral or other Loan Party before pursuing such Borrower or its property. Each Borrower consents and agrees that the Lender shall be under no obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Secured Obligations.
Section 1.19.No Fiduciary Duty, etc. Each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that Lender will not have any obligations except those obligations expressly set forth herein and in the other Loan Documents and Lender is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against the Lender based on an alleged breach of fiduciary duty by the Lender in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that the Lender is not advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Lender shall have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that the Lender, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, the Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Lender or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that the Lender and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. The Lender will not use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by the Lender of services for other companies, and the Lender will not furnish any such information to other companies. Each Borrower also acknowledges that the Lender has no obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.
Article IX
Loan Guaranty
Section 1.01.Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”); provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of the Lender that extended any portion of the Guaranteed Obligations.
Section 1.02.Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
Section 1.03.No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations).
Section 1.04.Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor, or any other Obligated Party other than the Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
Section 1.05.Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Lender.
Section 1.06.Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Obligated Party or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Obligated Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.
Section 1.07.Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of each Obligated Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that the Lender shall not have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
Section 1.08.Termination. The Lender may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lender for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 9.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Lender may have in respect of, any Default or Event of Default that shall exist under clause (o) of Article VII hereof as a result of any such notice of termination.
Section 1.09.Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Lender receives the amount it would have received had no such withholding been made.
Section 1.10.Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
Section 1.11.Contribution.
(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)This Section 9.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 9.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification are owing.
(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 9.11 shall be exercisable upon the Payment in Full of the Guaranteed Obligations and the termination of this Agreement.
Section 1.12.Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article IX is in addition to and shall be cumulative with all liabilities of each Loan Party to the Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
Section 1.13.Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 9.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 9.13 constitute, and this Section 9.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Article X
The Borrower Representative

        SECTION 10.01. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article X. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower, provided that, in the case of a Revolving Loan, such amount shall not exceed such Borrower’s Availability. The Lender and its respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 10.01.

        SECTION 10.02. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lender to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

        SECTION 10.03. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

        SECTION 10.04. Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Lender. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

        SECTION 10.05. Successor Borrower Representative. Upon the prior written consent of the Lender, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative.

        SECTION 10.06. Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Lender the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificate and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

    SECTION 10.07. Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificate and Compliance Certificates required pursuant to the provisions of this Agreement.

Article XI
Warrant of Attorney
    Each Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loans become due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against such Borrower in favor of the Lender for the amount then appearing due on the Loans, together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors and all rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Agreement. Each Borrower waives any conflict of interest that an attorney hired by the Lender may have in acting on such Borrower’s behalf in confessing judgment against such Borrower while such attorney is retained by the Lender. Each Borrower expressly consents to such attorney acting for such Borrower in confessing judgment and to such attorney’s fee being paid by the Lender or deducted from the proceeds of collection of the notes or collateral security therefor.

(Signature Page Follows)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWERS:

                        SIFCO INDUSTRIES, INC.

By:________________________________________
Name: Tom Kubera
Title: Interim Chief Financial Officer

                        T & W FORGE, LLC

By:________________________________________
Name: Tom Kubera
Title: Treasurer

                        QUALITY ALUMINUM FORGE, LLC

By:________________________________________
Name: Tom Kubera
Title: Treasurer

Signature Page to Credit Agreement

                        LENDER:

JPMORGAN CHASE BANK, N.A.

By:________________________________________
Name: Matthew McLuckey
Title: Authorized Officer
Signature Page to Credit Agreement

I.Definitions Schedule

The following terms shall have the meanings given to them in the Terms Schedule attached hereto: “Annual Administration Fee”, “Applicable Margin”, “Availability Block”, “Borrowers’ Accountants”, “Cash Dominion Period”, “Closing Fee”, “Governing State”, “Investment Limit”, “Judgment Amount”, “LC Exposure Amount”, “Maturity Date”, “Primary City”, “Purchase Money Debt Limit”, “Reference Fiscal Year”, “Subordinated Debt Limit”, and “Unsecured Debt Limit”.

The following terms shall have the meanings assigned to them in the Borrowing Base Schedule attached hereto. “Borrowing Base”, “Eligible Accounts”, and “Eligible Inventory”.

The following terms shall have the meaning given to them in the Security Agreement: “Collateral Access Agreement”, “Collateral Deposit Account”, “Collection Account”, “Control Agreement”, and “Receivables”.

The following terms shall have the meaning given to them in the UCC: “Account”, “Document”, “Equipment”, and “Inventory”.

    “Account Debtor” means any Person obligated on an Account.

    “Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

    “Adjusted ~~LIBO~~REVSOFR30 Rate” means~~, with respect to any Eurodollar Borrowing for any Interest Period or for any CBFR Borrowing,~~  an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the ~~LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.~~REVSOFR30 Rate plus (b) 0.10%; provided that (x) if the Adjusted REVSOFR30 Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement and (y) if the REVSOFR30 Rate shall not be available, then the Adjusted REVSOFR30 Rate shall be equal to the CB Floating Rate (unless an Alternate Rate shall have been established in accordance with Section 2.13).

    “Adjusted ~~One Month LIBOR~~Term SOFR Rate” means~~,~~  for any ~~day~~Interest Period, an interest rate per annum equal to ~~the sum of~~ (~~i) 2.50% plus (ii~~a) the ~~Adjusted LIBO~~Term SOFR Rate for ~~a one-month~~such Interest Period ~~on such day (or if such day is not a Business Day, the immediately preceding Business Day)~~plus (b) 0.10%; provided that~~, for the avoidance of doubt,~~ if the Adjusted ~~LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day; provided further, that, if the LIBO Screen Rate at such time shall~~Term SOFR Rate as so determined would be less than ~~zero~~the Floor, such rate shall be deemed to be ~~zero~~equal to the Floor for the purposes of this Agreement.

    “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

    “Alternate Rate” has the meaning assigned to such term in Section 2.13(c).

    “Ancillary Document” has the meaning assigned to such term in Section 8.06(b).

    “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any of the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

    “Authorized Agent” means, with respect to any Loan Party or any Subsidiary thereof, an agent of such Person that is also controlled by such Person or for whose actions such Person is liable.

    “Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Commitment, minus the Availability Block, if applicable, and (ii) the Borrowing Base minus (b) the Revolving Exposure.

    “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitment.

    “Available Revolving Commitment” means, at any time, the Revolving Commitment minus the Revolving Exposure.

    “Banking Services” means each and any of the following bank services provided to any Loan Party by the Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, cash pooling services, and interstate depository network services), and (e) Lease Financing.

    “Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services, provided, however, Banking Services Obligations in respect of Lease Financing shall be limited to Lease Deficiency Obligations.

    “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

    “Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Lender, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the ~~LIBO~~Term SOFR Rate and/or the REV~~LIB~~SOFR30 Rate, as applicable:

(i)    ~~(a)~~    a public statement or publication of information by or on behalf of the CME Term SOFR Administrator (or any successor administrator of the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable, or the published component used in the calculation thereof) announcing that such CME Term SOFR Administrator has ceased or will cease to provide the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable (or such component thereof); or

(ii)    ~~(b)~~    a public statement or publication of information by the NYFRB, the Federal Reserve Board, or, as applicable, the regulatory supervisor for the CME Term SOFR Administrator ~~of the LIBO Screen Rate and REVLIBOR30 Screen Rate, the U.S. Federal Reserve System~~, an insolvency official with jurisdiction over the CME Term SOFR Administrator ~~for the LIBO Screen Rate and REVLIBOR30 Screen Rate~~, a resolution authority with jurisdiction over the CME Term SOFR Administrator ~~for the LIBO Screen Rate and REVLIBOR30 Screen Rate~~, or a court or an entity with similar insolvency or resolution authority over the CME Term SOFR Administrator ~~for the LIBO Screen Rate and REVLIBOR30 Screen Rate~~, in each case, which states that the CME Term SOFR Administrator (or any successor administrator of the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable, or the published component used in the calculation thereof) has ceased or will cease to provide the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable (or such component thereof); or

(iii)    ~~(c)~~    a public statement or publication of information by the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or the regulatory supervisor for the CME Term SOFR Administrator (or any successor administrator of the ~~LIBO Screen~~Term SOFR Rate and/or
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REV~~LIB~~SOFR30 ~~Screen~~ Rate, as applicable, or the published component used in the calculation thereof), announcing that the ~~LIBO Screen~~Term SOFR Rate and/or REV~~LIB~~SOFR30 ~~Screen~~ Rate ~~are~~, as applicable (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to the Term SOFR Rate and/or REVSOFR30 Rate, as applicable if a public statement or publication of information set forth above has occurred with respect to each then-current available tenor of the Term SOFR Rate and/or REVSOFR30 Rate, as applicable.

    “Beneficial Ownership Certification” means a certification regarding the beneficial ownership as required by the Beneficial Ownership Regulation.

    “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

    “Borrower” or “Borrowers” means, individually or collectively, the Company, T & W Forge, LLC, an Ohio limited liability company, and Quality Aluminum Forge, LLC, an Ohio limited liability company.

    “Borrower Representative” means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article X.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect, (b) a Protective Advance, and (c) in the case of any other Loan made pursuant to a Rider attached hereto, any such Loan made on the same date as any such Rider and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in form which is acceptable to the Lender in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03 or, for another Class of Loan made pursuant to a Rider attached hereto, in accordance with such Rider.

“Burdensome Restriction” means any consensual encumbrance or restriction of the type described in Section 6.10.
“Business Day” means any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~or Chicago; provided that, when determining the Term SOFR Reference Rate used in connection with a ~~Eurodollar~~SOFR Loan or a Loan accruing interest at the Adjusted REV~~LIB~~SOFR30 Rate without giving effect to the proviso contained in the definition for “REV~~LIB~~SOFR30 Rate”, the term “Business Day” shall also exclude any day on which ~~banks are not open for general business in London.~~the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease Obligations” is defined in the Financial Covenants Schedule attached hereto.

“CB Floating Rate” means the ~~Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day)~~greater of the Prime Rate or 2.5%. Any change in the CB Floating Rate due to a change in the Prime Rate ~~or the Adjusted One Month LIBOR Rate~~ shall be effective from and including the effective date of such change in the Prime Rate ~~or the Adjusted One Month LIBOR Rate, respectively~~.

“CBFR”, when used in reference to: (a) a rate of interest, refers to the Adjusted REV~~LIB~~SOFR30 Rate, unless the REV~~LIB~~SOFR30 Rate shall not be available at such time, then it refers to the CB Floating Rate (unless an Alternate Rate shall have been established in accordance with Section 2.13), and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted REV~~LIB~~SOFR30 Rate or the CB Floating Rate.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or (b)
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occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date of this Agreement, nominated, appointed or approved for consideration by shareholders for election by the board of directors of the Company, (ii) approved by the board of directors of the Company as director candidates prior to their election, nor (iii) appointed by directors so nominated, appointed or approved; or (c) the Company shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding voting Equity Interests of each other Loan Party on a fully diluted basis.

    “Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by the Lender (or, for purposes of Section 2.14(b), by any lending office of the Lender or by the Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

    “City of Cleveland Indebtedness” means those certain loans from the City of Cleveland Department of Economic Development to SIFCO in an aggregate amount not to exceed $485,000 (of which $180,000 may be forgiven), which Indebtedness shall be secured only by the Liens permitted by Section 6.02(g) hereof.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is a Revolving Loan, Protective Advance, or Loan of another Class made pursuant to a Rider attached hereto.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or intended to be, subject to a security interest or Lien in favor of the Lender, on behalf of the Secured Parties, to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Security Agreement, any Mortgages, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Lender.

“Combined Availability” means (i) Availability, plus (ii) “Availability” as defined in the Export Credit Agreement.

“Combined Commitments” means (i) the Revolving Commitment, plus (ii) the “Revolving Commitment” as defined in the Export Credit Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commitment” means the sum of the Revolving Commitment and any other commitment to make Loans pursuant to a Rider attached hereto.

“Company” means SIFCO Industries, Inc., an Ohio corporation.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means any account of the Borrowers maintained with the Lender as a zero balance, cash management account pursuant to and under any agreement between a Borrower and the Lender, as modified and amended from time to time, and through which all disbursements of a Borrower, any Loan Party and any designated Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

    “DDA Access Product” means the bank service provided to any Loan Party by the Lender in its sole discretion consisting of direct access to schedule payments from the Funding Account by electronic, internet or other access mechanisms that may be agreed upon from time to time by the Lender and the funding of such payments under the Loan Borrowing Option in the DDA Access Product Agreement.

    “DDA Access Product Agreement” means the Lender’s Treasury Services End of Day Investment & Loan Sweep Service Terms, as in effect on the date of this Agreement, as the same may be amended from time to time.

    “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

    “Disclosure Certificate” means the disclosure certificate prepared, executed and delivered by the Loan Parties to the Lender.

    “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Section 3.06 of the Disclosure Certificate.

    “Dividing Person” has the meaning assigned to it in the definition of “Division.”

    “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

    “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

    “dollars” or “$” refers to lawful money of the United States of America.

    “Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

    “Dormant Subsidiary” means a Subsidiary that (a) is not the direct or indirect equity holder of a Loan Party, (b) has aggregate assets of less than Fifty Thousand Dollars ($50,000), (c) does not conduct any business and does not own any asset used or needed by any Loan Party, and (d) has no direct or indirect Subsidiaries with aggregate assets of more than Fifty Thousand Dollars ($50,000).

    “ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

    “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrowers, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether
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such electronic system is owned, operated or hosted by the Lender or any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Export-Related Accounts” has the meaning given thereto in the Export Credit Agreement.
“Eligible Export-Related Inventory” has the meaning given thereto in the Export Credit Agreement.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, Release or threatened Release of any Hazardous Material or (iv) health and safety matters.

    “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

    “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

    “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

    “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

    “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate.

    “Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, and (b) any withholding Taxes imposed under FATCA.

“Ex-Im Obligations” means the Obligations, as defined in the Export Credit Agreement.
“Ex-Im Priority Collateral” has the meaning given thereto in the Intracreditor Agreement.

“Export Credit Agreement” means the Export Credit Agreement dated as of ~~[~~December ~~__~~17, 2018~~]~~  among the Borrowers, the other Loan Parties party thereto, and the Lender, as may be as may be amended, modified, or restated from time to time.
“Export-Related Account” has the meaning given thereto in the Export Credit Agreement.
“Export-Related Inventory” has the meaning given thereto in the Export Credit Agreement.

    “Extenuating Circumstance” means any period during which the Lender has determined in its sole discretion (i) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Electronic System, and (ii) to accept a Borrowing Request or Interest Election Request telephonically.

    “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

    “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as ~~the NYFRB~~ shall be set forth on ~~its public~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

    “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

    “Fifth Amendment” means the Fifth Amendment to this Agreement.

    “Fifth Amendment Effective Date” means the date the Fifth Amendment becomes effective pursuant to the date thereof.

“Financial Officer” means the chief financial officer, chief accounting officer, treasurer or controller of any Borrower.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted REVSOFR30 Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted REVSOFR30 Rate shall be zero.
“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, a State thereof or the District of Columbia.
        “Funding Account” means the deposit account of the Borrowers to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

    “GAAP” means generally accepted accounting principles in the U.S., as modified or understood in conjunction with Section 1.04 hereof.

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    “Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

    “Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.

    “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

    “IBA” has the meaning assigned to such term in Section 1.05.

    “IFRS” means the body of pronouncements issued by the International Accounting Standards Board (“IASB”), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

    ~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.~~
    “Increased Borrowing Base Reporting Period” means the period commencing on the day on which Combined Availability, as calculated by the Lender, which calculation shall be deemed correct absent manifest error, is less than 12.5% of the Combined Commitments, and ending on the day on which Combined Availability, as calculated by the Lender, which calculation shall be deemed correct absent manifest error, is equal to or greater than 12.5% of the Combined Commitments for thirty (30) consecutive days.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any earn-out (which for all purposes of this Agreement shall be valued at the maximum potential payable with respect to each such earn-out), (l) any other Off-Balance Sheet Liability of such Person, and (m) all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

    “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

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“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any CBFR Loan, the first Business Day of each calendar month and the Maturity Date, (b) with respect to any ~~Eurodollar~~SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~SOFR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to all Loans, the Maturity Date.

“Interest Period” means with respect to any ~~Eurodollar~~SOFR Borrowing the period commencing on the date of such ~~Eurodollar~~SOFR Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months (or, with the consent of the Lender, twelve months) thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

    ~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Lender (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~
    “Intracreditor Agreement” means the Intracreditor Subordination Agreement dated as of the date hereof by the Lender.

    “LC Disbursement” means any payment made by the Lender pursuant to a Letter of Credit.

    “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.

    “Lease Deficiency Obligation” means after default, repossession and disposition of the Equipment which is the subject of or which secures a Lease Financing, the amount, if any, by which (i) any and all obligations of the Loan Parties to a Lessor, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with a specific Lease Financing, exceeds (ii) the Net Proceeds realized by the Lessor upon the disposition of the Equipment which is the subject of or which secures the specific Lease Financing.

    “Lease Financing” means (i) a lease of specific Equipment as defined in Article 2-A of the UCC, and (ii) a secured financing transaction secured by specific Equipment, whether that transaction is called a lease or a loan, entered into by any Loan Party with the Lender or any of its Affiliates (in this context, the “Lessor”).
    “Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

    “Letter of Credit Agreement” has the meaning assigned to it in Section 2.05(b).

    ~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any CBFR Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.13 in the event that the Lender shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with a CBFR Borrowing, such rate shall be determined as modified by the definition of Adjusted One Month LIBOR Rate.~~
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    ~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period or for any CBFR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.~~
    “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

    “Loan Borrowing Option” has the meaning assigned to such term in the DDA Access Product Agreement.

    “Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit Agreement, the Collateral Documents, the Loan Guaranty, any Obligation Guaranty, and all other agreements, instruments, documents and certificates identified in or contemplated by Section 4.01 executed and delivered to, or in favor of, the Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits, riders or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, all waivers thereunder, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

    “Loan Guarantor” means each Loan Party other than a Borrower.

    “Loan Guaranty” means Article IX of this Agreement and each separate Guarantee, in form and substance satisfactory to the Lender, delivered by each Loan Guarantor.

    “Loan Parties” means the Borrowers, the Borrowers’ Domestic Subsidiaries that are not Dormant Subsidiaries, and any other Person who becomes a party to this Agreement pursuant to a joinder agreement and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lender pursuant to this Agreement, including Protective Advances and any loans made pursuant to a Rider hereto.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its Obligations, (c) the Collateral, or the Lender’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Lender under any of the Loan Documents.

“Material Agreements” means all material agreements and contracts identified in Section 3.12 of the Disclosure Certificate.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties or any Subsidiary in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Moody's” means Moody's Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Lender, on real property of a Loan Party.

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“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

    “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

    “NYFRB” means the Federal Reserve Bank of New York.

    “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Lender from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

    “NYFRB’s Website” means the website of the NYFRB at www.newyorkfed.org, or any successor source.

    “Obligated Party” has the meaning assigned to such term in Section 9.02.

    “Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Lender by a guarantor who is not a Loan Party.

    “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to the Lender or any indemnified party individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Taxes (other than a connection arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

    “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or
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registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

    “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar ~~borrowings~~transactions denominated in Dollars by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on ~~its public~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paid in Full” or “Payment in Full” means, (i) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Lender of a cash deposit, or at the discretion of the Lender a backup standby letter of credit satisfactory to the Lender, in an amount equal to 105% of the LC Exposure as of the date of such payment), (iii) the indefeasible payment in full in cash of the accrued and unpaid fees, (iv) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of all Commitments, and (vi) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.

    “Participant” has the meaning assigned to such term in Section 8.04(c).

    “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

    “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

    “Permitted Encumbrances” means:

        (a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

        (b)    carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

        (c)    Liens incurred in, pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

        (d)    Liens incurred or deposits to secure the performance of tender bids, trade contracts, leases, statutory obligations, surety and appeal bonds, payment and return of money bonds, and other similar obligations, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

        (e)    attachment or judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

        (f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

        (g)    customary restrictive provisions in leases, subleases, licenses or sublicenses and other contracts restricting the assignment, transfer, lease, sublease, license or sublicense thereof (or otherwise restricting the granting of a Lien on the assets subject thereto);

        (h)    purported Liens evidenced by the filing of financing statements as a precautionary measure in connection with operating leases of personal property and consignment of goods entered into in the ordinary course of business;

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        (i)    non-exclusive outbound licenses of patents, trademarks, copyrights and other intellectual property rights granted by any Loan Party in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of such Person; and

        (j)     other similar Liens incurred in the ordinary course of business which are incidental to the conduct of the business or the ownership of the property and assets of the Loan Parties and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not have priority ahead of the Lien of the Lender and in the aggregate materially impair the use of such properties and assets in the operation of such Persons’ business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.

    “Permitted Investments” means:

        (a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

        (b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

        (c)    investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

        (d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

        (e)    money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

    “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

    “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

    “Prepayment Event” means:
(a)    any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Section 6.05(a); or
(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than the $100,000; or
(c)    the issuance by a Borrower of any Equity Interests, or the receipt by a Borrower of any capital contribution; or
(d)    the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.
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    “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

    “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

    “Rate Indices” means CB Floating Rate, Adjusted ~~LIBO~~Term SOFR Rate, Adjusted REV~~LIB~~SOFR30 Rate, REVSOFR30 Rate, Term SOFR Reference Rate, and ~~LIBO~~Term SOFR Rate.

    ~~“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.~~
    “Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

    “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

    “Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

    “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

    “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

    “Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

    “Report” means reports prepared by the Lender or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Lender has exercised its rights of inspection pursuant to this Agreement.

    “Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person~~,~~ and (b) any statute, law (including common law), treaty, rule regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

    “Reserves” means any and all reserves which the Lender deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee's, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, unindemnified or under indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

    “Responsible Officer” means the president, Financial Officer or other executive officer of any Borrower.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party or Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Reuters” means, as applicable, Thomson Reuters Corp, Refinitiv, or any successor thereto.

~~“REVLIBOR30 Rate” means the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a one (1) month period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Lender in its reasonable discretion; in each case the “REVLIBOR30 Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the first Business Day of each month, adjusted monthly on the first Business Day of each month; provided that, (x) if the REVLIBOR30 Screen Rate shall be less than 0%, the REVLIBOR30 Screen Rate shall be deemed to be 0% for purposes of this Agreement and (y) if the REVLIBOR30 Screen Rate shall not be available at such time for such a period, then the REVLIBOR30 Rate shall be equal to the CB Floating Rate (unless an Alternate Rate shall have been established in accordance with Section 2.13). Any change in the REVLIBOR30 Rate shall be effective from and include the effective date of such change.~~
“Revolving Commitment” means the commitment of the Lender to make Revolving Loans hereunder up to the amount set forth in the Terms Schedule.
“Revolving Exposure” means, at any time, the sum of (a) the outstanding principal amount of Revolving Loans and LC Exposure at such time, plus (b) the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“REVSOFR30 Rate” (i) means the Term SOFR Reference Rate for a (1) month period, as such rate is published by the CME Term SOFR Administrator, at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the first (1st) Business Day of each month, adjusted monthly on the first (1st) Business Day of each month and (ii) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted REVSOFR30 Rate. Any change in the REVSOFR30 Rate shall be effective from and include the effective date of such change.

“S&P” means Standard & Poor's Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region, or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State. the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (i) Ex-Im Obligations, (ii) Banking Services Obligations, and (iii) Swap Agreement Obligations owing to the Lender or its Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor.

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“Secured Parties” means (a) the Lender, (b) each Affiliate of the Lender that provides Banking Services, (c) each Affiliate of the Lender that is a counterparty to any Swap Agreement, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (e) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Lender, for the benefit of the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, for the benefit of the Secured Parties.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Federal Reserve Board to which the Lender is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Sixth Amendment” means the Sixth Amendment to this Agreement dated as of March [__], 2022.

“Sixth Amendment Effective Date” means the date the Sixth Amendment is effective.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate) and when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Lender.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and/or one or more subsidiaries of the parent.

    “Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

    “Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

    “Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with the Lender or an Affiliate of the Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with the Lender or an Affiliate of the Lender.

    “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

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    “T & W Asset Disposition” means, collectively, the sale of the assets of T & W to non-Borrower and non-Loan Party Persons and the transfer of assets to SIFCO.

    “Target Balance” has the meaning assigned to such term in the DDA Access Product Agreement.

    “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

    “Term SOFR Rate” means, for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

    “Term SOFR Reference Rate” means, for any day and time, and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Lender as the forward-looking term rate based on SOFR.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate or the CBFR.

    “UCC” means the Uniform Commercial Code as in effect from time to time in the Governing State or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

    “Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

    “U.S.” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
    “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

    “Wyman Gordon Share Repurchase” means the one time repurchase by the Company of 20,636 shares of its Equity Interests held by Wyman Gordon. For purposes of calculating Fixed Charges, the amount of the Wyman Gordon Share Repurchase shall be the lesser of (i) the amount actually paid by the Company for the repurchase of such shares, and (ii) $70,000.

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II.Borrowing Base Schedule

“Borrowing Base” means, at any time, the sum of (a) 85% of Eligible Accounts at such time, plus (b) the lesser of (i) 70% of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves, plus (d) the PP&E Component. The Lender may, in its Permitted Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Borrowing Base.

“Combined Borrowing Base” means, without duplication, (i) the Borrowing Base, plus (ii) the “Borrowing Base” as defined in the Export Credit Agreement.

“Eligible Accounts” means, at any time, the Accounts of a Borrower which the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit hereunder. Without limiting the Lender's discretion provided herein, Eligible Accounts shall not include any Account:

(a)which is not subject to a first priority perfected security interest in favor of the Lender;

(b)which is subject to any Lien other than (i) a Lien in favor of the Lender and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Lender;

(c)(i) which is unpaid more than 120 days after the date of the original invoice therefor or more than 60 days after the original due date therefor, or (ii) which has been written off the books of the Borrowers or otherwise designated as uncollectible;

(d)which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to such Borrower exceeds 25% of the aggregate Eligible Accounts;

(f)with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Lender which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, or (vi) relates to payments of interest;

(h)for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

(i)with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)which is an Export-Related Account;

(m)which is owed in any currency other than dollars;

(n)which is owed by (i) any government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Lender which is in the possession of, and is directly drawable by, the Lender, or (ii) any government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940 (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect or protect the Lien of the Lender in such Account, have been complied with to the Lender’s satisfaction;

(o)which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;

(p)which, for any Account Debtor, exceeds a credit limit determined by the Lender in its Permitted Discretion, to the extent of such excess;

(q)which is owed by an Account Debtor or any Affiliate of such Account Debtor to which such Borrower is indebted, but only to the extent of such indebtedness, or is subject to any security deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r)which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent thereof;

(s)which is evidenced by any promissory note, chattel paper, or instrument;

(t)which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(u)with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(v)which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(w)which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the Borrower has or has had an ownership interest in such goods, or which indicates any party other than the Borrower as payee or remittance party;

(x)which was created on cash on delivery terms; or

(y)which the Lender determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Lender otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever.

In the event that an Account of a Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Borrower, the face amount of an Account may, in the Lender's Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Equipment” means the Equipment owned by a Borrower which the Lender determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of
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Credit hereunder. Without limiting the Lender's discretion provided herein, Eligible Equipment shall not include any Equipment unless:

(a)such Borrower has good title to such Equipment;
(b)such Borrower has the right to subject such Equipment to a Lien in favor of the Lender; such Equipment is subject to a first priority perfected Lien in favor of the Lender and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the Lender);

(c)the full purchase price for such Equipment has been paid by such Borrower;

(d)such Equipment is located on premises (i) owned by such Borrower, which premises are subject to a first priority perfected Lien in favor of the Lender, or (ii) leased by such Borrower where (x) the lessor has delivered to the Lender a Collateral Access Agreement or (y) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Lender in its Permitted Discretion;

(e)such Equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Borrower in the ordinary course of its business;

(f)such Equipment (i) is not subject to any agreement which restricts the ability of such Borrower to use, sell, transport or dispose of such Equipment or which restricts the Lender’s ability to take possession of, sell or otherwise dispose of such Equipment and (ii) has not been purchased from a Sanctioned Person; and

(g)such Equipment does not constitute “Fixtures” under the applicable laws of the jurisdiction in which such Equipment is located.

In the event that Equipment which was previously Eligible Equipment ceases to be Eligible Equipment hereunder, such Borrower shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.

“Eligible Inventory” means, at any time, the Inventory of a Borrower which the Lender determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, and the issuance of Letters of Credit hereunder. Without limiting the Lender’s discretion provided herein, Eligible Inventory shall not include any Inventory:
(a)which is not subject to a first priority perfected Lien in favor of the Lender;
(b)which is subject to any Lien other than (i) a Lien in favor of the Lender and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Lender;
(c)which is, in the Lender’s opinion in its Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category and/or quantity;
(d)with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true, or which does not conform to all standards imposed by any Governmental Authority having authority over such Inventory, or its use or sale;
(e)in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;
(f)which is unfinished goods (other than raw materials or work-in-process) or which constitutes spare or replacement parts, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;
(g)which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;
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(h)which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Lender a Collateral Access Agreement or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Lender in its Permitted Discretion;
(i)which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Lender a Collateral Access Agreement and such other documentation as the Lender may require or (ii) an appropriate Reserve has been established by the Lender in its Permitted Discretion;
(j)which is being processed offsite at a third party location or outside processor, or is in transit to or from such third party location or outside processor, unless (i) such processor has delivered to the Lender a Collateral Access Agreement and such other documentation as the Lender may require or (ii) an appropriate Reserve has been established by the Lender in its Permitted Discretion;
(k)which is a discontinued product or component thereof;
(l)which is the subject of a consignment by such Borrower as consignor;
(m)which is perishable;
(n)which contains or bears any intellectual property rights licensed to such Borrower unless the Lender is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;
(o)which is not reflected in a current perpetual inventory report of such Borrower;
(p)for which reclamation rights have been asserted by the seller;
(q)which has been acquired from a Sanctioned Person; or
(r)which is Export-Related Inventory; or
(s)which the Lender in its Permitted Discretion otherwise determines is unacceptable for any reason whatsoever.

In the event that Inventory of a Borrower which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Lender thereof on and at the time of submission to the Lender of the next Borrowing Base Certificate.

“NOLV Percentage” means, as of any date of determination, the percentage of the book value of Borrower’s Inventory that is estimated to be recoverable in an orderly liquidation thereof net of all associated costs of such liquidation, as such percentage is specified in the most recent appraisal received by Lender from an appraiser selected by Lender.
“PP&E Component” means, at the time of any determination, an amount equal to the lesser of (a) 85% of the net orderly liquidation value of the Borrowers’ Eligible Equipment (as specified in an appraisal received by Lender from an appraiser selected by Lender) less Reserves established by the Lender in its Permitted Discretion, (b) $~~3~~4,~~00~~150,000 less Reserves established by the Lender in its Permitted Discretion; provided, that, (i) the amount included in the PP&E Component shall be reduced, on the first day of each calendar month following the Sixth Amendment Effective Date, based on a seven year level amortization schedule, and (ii) the amount included in the PP&E Component shall be reduced, on the date any item of Eligible Equipment ceases to be Eligible Equipment for any reason (including as a result of any sale, transfer or other disposition thereof or any casualty or condemnation event with respect thereto), by the amount then included in the PP&E Component with respect to such item of Eligible Equipment.

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III.Terms Schedule

1.    Revolving Commitment (Definitions Schedule): $28,000,000.

        (a)    The Borrowers may request that the Lender increase the Revolving Commitment provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, (ii) the Borrowers may make a maximum of two such requests, (iii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $10,000,000, (iv) the procedure described in Section 2.09(e) have been satisfied. Nothing contained in this section shall constitute, or otherwise be deemed to be, a commitment on the part of the Lender to increase its Commitment hereunder at any time and the Borrowers acknowledge that the Lender may decline the request for any reason, or no reason whatsoever, notwithstanding the absence of a Material Adverse Effect, Default or Event of Default.

        (b)    The amendment hereto for such an increase shall be in form and substance satisfactory to the Lender. As a condition precedent to (i) requesting such an increase, the Borrowers shall deliver to the Lender a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) no Default exists and (3) the Borrowers are in compliance (on a pro forma basis) with the covenants contained in the Financial Covenants Schedule, and (ii) the Lender agreeing to such an increase, the Borrowers shall deliver to the Lender legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Lender.

2. Maturity Date (Definitions Schedule):

~~[~~February ~~__~~19,~~]~~  2024, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

3.Applicable Margin (Definitions Schedule):

For any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the applicable caption below, based upon the Category Criteria as of the most recent determination date, provided, that the “Applicable Margin” shall be the applicable rates per annum set forth below in Category 2 during the period from the Effective Date to, and including, the scheduled date of delivery to the Lender of the consolidated financial statements required under Section 5.01 for the fiscal quarter ending March 31, 2019:

Category Criteria - Fixed Charge Coverage Ratio	CBFR (REV~~LIB~~SOFR30)	CBFR Spread (CB Floating Rate)	~~EurodollarSOFR Spread~~	Commitment Fee Rate
Category 1 Fixed Charge Coverage Ratio < 1.15:1.0	2.25%	- 0.25%	2.25%	0.25%
Category 2 Fixed Charge Coverage Ratio < 1.50:1.0 but ≥ 1:15:1.0	2.00%	- 1.00%	2.00%	0.25%
Category 3 Fixed Charge Coverage Ratio ≥ 1:50:1.0	1.75%	- 1.250%	1.75%	0.25%

For purposes of the foregoing, (a) the Applicable Margin shall be determined as of the end of each fiscal quarter of the Company based upon the Borrowers’ annual or quarterly consolidated financial statements delivered pursuant to Section 5.01, commencing with the fiscal quarter ending March 31, 2019, and (b) each change in the Applicable Margin resulting from a change in the Category Criteria shall be effective during the period commencing on and including the scheduled date of delivery to the Lender of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Category Criteria shall be deemed to be in Category 1 at the option of the Lender if the Borrower Representative fails to deliver the consolidated financial statements required to be delivered by it pursuant to the Reporting Schedule attached hereto during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

If at any time the Lender determines that such financial statements upon which the Applicable Margin was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such financial statements had been accurate at the time they were delivered.

4.Availability Block (Section 2.01, etc.):

Not Applicable

5.LC Exposure (Section 2.05):

LC Exposure Amount- $~~2~~3,000,000

6.Prepayment Fee (Section 2.08):

None

7.Cash Dominion Period (Section 2.09, etc.):

At all times.

8.Closing and Administration Fees (Section 2.11):

Annual Administration Fee- $0

Closing Fee- $0

9.Fiscal Periods and Accountants (Section 3.04):

Reference Fiscal Year- the fiscal year ended September 30, 2017.

Borrower’s Accountants- Grant Thornton LLP, independent public accountants.

Interim Fiscal Period- The quarter and the portion of the fiscal year ended March 31, 2018.

10.Debt Limits (Section 6.01):

Purchase Money Debt Limit- $4,000,000

Subordinated Debt Limit- $1,000,000

Unsecured Debt Limit- $100,000

11.Investment Limit (Section 6.04):

$500,000

12.Judgment Amount (Article VII):

$250,000

13.Notice Addresses (Section 8.01):

if to any Loan Party, to the Company at:

970 East 64th Street
Cleveland, Ohio 44103
Attention: Peter Knapper, President and Chief Executive Officer
Facsimile No: 216.432.6281

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if to Lender, at:
JPMorgan Chase Bank, N.A.
1300 East Ninth Street, 13th Floor
Cleveland, OH 44114
Attention: Portfolio Manager
Facsimile No: 216.781.2071

14.Field Examinations and Appraisals (Section 8.03):

So long as no Event of Default has occurred or exists during such calendar year, the Loan Parties shall not be obligated to reimburse the Lender for more than the number of appraisals and field examinations set forth below during any calendar year:

Field Examinations - One per calendar year, unless Combined Availability is less than 12.5% of the Combined Commitments at any time during such calendar year, in which case the Lender may require additional field examinations.

Inventory Appraisals - One per calendar year, unless Combined Availability is less than 12.5% of the Combined Commitments at any time during such calendar year, in which case the Lender may require additional inventory appraisals.

Equipment Appraisals – One per calendar year, unless Combined Availability is less than 12.5% of the Combined Commitments at any time during such calendar year, in which case the Lender may require additional equipment appraisals.

15.Governing State and Primary City (Section 8.09):

Governing State - Ohio

Primary City- Cleveland, Ohio
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IV.Reporting Schedule

    The Borrowers will furnish to the Lender:

(a)within 120 days after the end of each fiscal year of the Company, their audited consolidated and, if applicable, consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants acceptable to the Lender (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b)within 45 days after the end of each fiscal quarter of the Company, its consolidated and, if applicable, consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within 30 days after the end of each fiscal month of the Company, its consolidated and, if applicable, consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower Representative in form and detail acceptable to the Lender, (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with the covenants set forth on the Financial Covenants Schedule attached hereto, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e)within 45 days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Company and its Subsidiaries for each month of such fiscal year in form and detail reasonably satisfactory to the Lender;

(f)within 25 days of the end of each calendar month or during any Increased Borrowing Base Reporting Period, by Wednesday of each week for the weekly period ending on the Friday of the week prior to the date such Borrowing Base Certificate is submitted (or, in each case the next Business Day if such day is not a Business Day) and at such other times as may be necessary to re-determine Availability or Combined Availability or as requested by the Lender, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Lender may reasonably request;

(g)within 25 days of the end of each calendar month or during any Increased Borrowing Base Reporting Period, by Wednesday of each week for the weekly period ending on the Friday of the week prior, and at such other times as may be requested by the Lender, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Lender (not in an Adobe *.pdf file):

(i)a detailed aging of the Borrowers’ Accounts including all invoices aged by invoice date and due date (with an explanation of the terms offered) prepared in a manner reasonably acceptable to the Lender, together with a summary specifying the name, address, and balance due for each Account Debtor;
(ii)a schedule detailing the Borrowers’ Inventory, in form reasonably satisfactory to the Lender, (1) by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Lender has previously indicated to the Borrower Representative are deemed by the Lender to be appropriate and (2) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers and complaints and claims made against the Borrowers);
(iii)a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory and Eligible Export-Related Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Export-Related Accounts and the reason for such exclusion;
(iv)a reconciliation of the Borrowers’ Accounts and Inventory between (A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above, and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause (e) above as of such date; and
(v)a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;
(vi)a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Lender;

(h)promptly upon the Lender's request:
(i)copies of invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;
(ii)copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and
(iii)a schedule detailing the balance of all intercompany accounts of the Loan Parties;
(iv)an updated customer list for the Borrowers and their Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Lender and certified as true and correct by a Financial Officer;
(v)the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;
(vi)copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;
(vii)a certificate of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for each Loan Party from the appropriate governmental officer in such jurisdiction;
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(i)promptly after any request therefor by the Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and
(j)promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of any Borrower or any Subsidiary, or any audit of any of them as the Lender may reasonably request; and

(k)promptly following any request therefor, (x) such other information regarding the operations, assets, liabilities, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may reasonably request, and (y) information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 5.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether made available by the Lender); provided that: (A) upon written request by the Lender to the Borrower, the Borrower shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender and (B) the Borrower shall notify the Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents.

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V.Financial Covenants Schedule

(A)     Financial Covenants Definitions:

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

    “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

    “EBITDA” means, for any period, Net Income for such period plus

    (a)    without duplication and to the extent deducted in determining Net Income for such period, the sum of:

    (i)    Interest Expense for such period,

    (ii)    income tax expense for such period,

    (iii)    all amounts attributable to depreciation and amortization expense for such period,

    (iv)    non-recurring charges, fees, costs and expenses incurred during such period in connection with the negotiation and closing of this Agreement and the other Loan Documents or in connection with the amendment, waiver, consent or other modification to this Agreement or any other Loan Document or the administration hereof or thereof in an aggregate amount under this clause (iv) not to exceed $200,000 for any such period,

    (v)    non-recurring extraordinary cash losses or expenses not incurred in the ordinary course of business (other than those described in clause (iv) above) that are reasonably acceptable to the Lender and supported by documentation reasonably acceptable to the Lender;

    (vi)    any increase in the reserve for inventories for which cost is determined using the last in, first out (“LIFO”) method;

    (vii)    losses incurred in connection with the disposal of operating assets; and

    (viii)    any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), minus

    (b)    without duplication and to the extent included in Net Income for such period, the sum of (i) any extraordinary gains and any non-cash items of income for such period, (ii) any cash payments made during such period in respect of non-cash charges described in clause (a) taken in a prior period, (iii) any gains in connection with the disposal of operating assets and (iv) any decrease in the reserve for inventories for which cost is determined using the last in, first out (“LIFO”) method, all calculated for the Company and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP but without giving effect to their Foreign Subsidiaries; provided that, notwithstanding the foregoing, “EBITDA” for certain months prior to the Effective Date shall be in such amounts as may be separately agreed upon between the Borrowers and the Lender, plus

    (c)    to the extent not otherwise included in the determination of Net Income for such period, the amount of any cash proceeds of any business interruption insurance policy in an amount representing the earnings for such period that such proceeds are intended to replace (it being agreed that the proceeds of any business interruption insurance policy shall be included in the determination of Net Income for any such period only if cash proceeds are actually received and permitted to be included in accordance with GAAP).

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of each of fiscal month of the Borrowers for the twelve fiscal month period then ended, of (a) EBITDA minus Unfinanced Capital Expenditures (provided that the first $1,500,000 of Unfinanced Capital Expenditures in the twelve consecutive fiscal months ending April 30, 2023 shall be excluded for purposes of calculating the amount under this clause (a)) to (b) Fixed Charges, all calculated for the Company and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP but without giving effect to their Foreign Subsidiaries; provided that the Fixed Charge Coverage Ratio shall be determined (i) for the eleven month period ended when determined as of August 31, 2018, and (ii) for the twelve month period ended when determined as of September 30, 2018 or any fiscal month thereafter.

    “Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus prepayments (excluding prepayments to a Revolving Loan) and scheduled principal payments on Indebtedness made during such period, plus expense for taxes paid in cash, plus Restricted Payments paid in cash other than the Wyman Gordon Share Repurchase, plus Capital Lease Obligation payments, plus cash contributions to any Plan, all calculated for the Company and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP but without giving effect to their Foreign Subsidiaries; provided that, notwithstanding the foregoing, cash Interest Expense and scheduled principal payments on Indebtedness for periods prior to the Effective Date shall be adjusted in a manner acceptable to the Lender to eliminate any such amounts attributable to Indebtedness paid in full on the Effective Date.

    “Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of Company and its Domestic Subsidiaries, but without giving effect to their Foreign Subsidiaries, for such period with respect to all outstanding Indebtedness of Company and its Domestic Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Company and its Domestic Subsidiaries for such period in accordance with GAAP but without giving effect to their Foreign Subsidiaries.

    “Net Income” means, for any period, the consolidated net income (or loss) of Company and its Domestic Subsidiaries, determined on a consolidated basis in accordance with GAAP but without giving effect to their Foreign Subsidiaries; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with such Person and its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which such Person or its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Person or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

    “Other Restricted Payments” means Restricted Payments for the Company subject to the satisfaction of the Payment Condition.

    “Payment Condition” shall be deemed to be satisfied in connection with a Restricted Payment if:

(A)    no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment;

(B)    immediately after giving effect to and at all times during the 30-day period immediately prior to such Restricted Payment, the Borrowers shall have (1) Combined Availability calculated on a pro forma basis after giving effect to such Restricted Payment of not less than 20% of the Combined Commitments and (2) a Fixed Charge Coverage Ratio for the trailing twelve months calculated on a pro forma basis after giving effect to such Restricted Payment of not less than 1.25 to 1.00; and

(C)    Borrowers shall have delivered to the Lender a certificate in form and substance reasonably satisfactory to the Lender certifying as to the items described in (A) and (B) above and attaching calculations for item (B).

    “Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).

(B)     Financial Covenants.

Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio to be less than 1.1 to 1.0 as of the last day of any calendar month; provided that the Fixed Charge Coverage Ratio will not be tested unless:

    (i)     a Default has occurred and is continuing or
2

(ii)     (a) at any time on or before June 30, 2020, Combined Availability was less than or equal to the greater of (1) 10% of the lesser of (x) the Combined Borrowing Base or (y) the Combined Commitments minus the Availability Block, if applicable, and (2) $2,000,000, for three or more Business Days in any consecutive 30 day period (with the Fixed Charge Coverage Ratio calculated as of the end of the month for which the Lender has most recently received financial statements), or

    (b) at any time on or after July 1, 2020, Combined Availability was less than or equal the greater of (1) the lesser of (x) 10% of the Combined Commitments or (y) 10% of the Combined Borrowing Base, and (2) $2,000,000, in each case for three or more Business Days in any consecutive 30 day period (with the Fixed Charge Coverage Ratio calculated as of the end of the month for which the Lender has most recently received financial statements).

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Closing Conditions Schedule
(a)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Lender shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the each Financial Officer and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.
(b)Financial Statements and Projections. The Lender shall have received (i) audited consolidated financial statements of the Borrowers for the 2017 fiscal year, (ii) unaudited interim consolidated financial statements of the Borrowers for each fiscal month and quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lender, reflect any material adverse change in the consolidated financial condition of the Borrowers, as reflected in the financial statements or projections and (iii) satisfactory projections for 2018 and 2019.
(c)Fees. The Lender shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrowers to the Lender on or before the Effective Date.
(d)Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Borrowers’ Availability shall not be less than $4,000,000.
(e)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.
(f)No Default Certificate. The Lender shall have received a certificate, signed by the Financial Officer of each Borrower, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Lender.
(g)Opinion of Counsel. Each of the Loan Parties shall have delivered a written opinion of such Loan Party’s counsel, addressed to the Lender in form and substance reasonably satisfactory to the Lender and its counsel.
(h)Lien Searches. The Lender shall have received the results of a recent lien search in such jurisdictions as the Lender shall deem appropriate, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Lender.
(i)Pay-Off Letter. The Lender shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds of the initial Borrowing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.
(j)Funding Account. The Lender shall have received a notice designating the Funding Account.
(k)Collateral Access and Control Agreements. The Lender shall have received each Collateral Access Agreement and Control Agreement required to be provided pursuant to the Security Agreement.

(l)Solvency. The Lender shall have received a solvency certificate in form and substance reasonably satisfactory to the Lender from a Financial Officer.
(m)Borrowing Base Certificate. The Lender shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of a recent date determined by the Lender.
(n)Money Transfer Authorizations. The Borrowers shall have delivered money transfer authorizations as the Lender may have reasonably requested.
(o)Audits, Appraisals, etc. The Loan Parties shall have delivered (i) Collateral audits, satisfactory to the Lender, prepared by an independent firm engaged directly by the Lender and (ii) appraisals, prepared by an independent appraiser engaged directly by the Lender, of the inventory and equipment of the Loan Parties and which audits and appraisals shall be satisfactory to the Lender, together with evidence of compliance with applicable federal regulations governing loans in areas having special flood hazards.
(p)Insurance. The Lender shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Lender and otherwise in compliance with the terms of Section 5.10 of the Credit Agreement.
(q)Letter of Credit Application. The Borrowers shall have delivered a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date.
(r)ERISA. If any Borrower has any Plans, such Borrower shall have delivered to the Lender its most recent statement of the unfunded liabilities of such Plan, certified as correct by an actuary enrolled under ERISA.
(s)USA PATRIOT Act. The Lender shall have received (i) at least five (5) days prior to the Effective Date, all documentation and other information regarding each Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrowers at least ten (10) days prior to the Effective Date, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date to the extent the Lender has requested, in a written notice to the Borrowers at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower.
(t)Other Closing Deliverables. The Borrowers shall have delivered to the Lender, in each case in form and substance reasonably satisfactory to the Lender, each of the other agreements, instruments, certificates and items set forth in the closing checklist or schedule of closing documents most recently provided by the Lender (or its counsel) to the Borrowers (or their counsel).
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Permitted Acquisitions Rider

“Permitted Acquisition” is added to the exceptions permitted by Section 6.04 and means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:
(a)such Acquisition is not a hostile or contested acquisition;
(b)the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;
(c)both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct (except any such representation or warranty which relates to a specified prior date) and no Default exists, will exist, or would result therefrom and all transactions in connection with any such Acquisition shall be consummated, in all material respects, in accordance with all applicable laws;
(d)as soon as available, but not less than 30 days prior to such Acquisition, the Borrower Representative has provided the Lender (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Lender including pro forma financial statements, statements of cash flow, and Availability projections;
(e)if the Accounts and Inventory acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, the Lender shall have conducted an audit and field examination of such Accounts and Inventory, the results of which shall be satisfactory to the Lender;
(f)the total consideration (including the maximum potential aggregate amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred) of such Acquisition does not exceed (when combined with all other Acquisitions made during the same period) $5,000,000 in any fiscal year of the Borrowers and no Loan Party shall, as a result of or in connection with any such acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;
(g)if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of a Loan Party and a Loan Party pursuant to the terms of this Agreement;
(h)if such Acquisition is an acquisition of assets, the Acquisition is structured so that a Borrower shall acquire such assets;
(i)if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;
(j)if such Acquisition involves a merger or a consolidation involving any Borrower or any other Loan Party, such Borrower or such Loan Party, as applicable, shall be the surviving entity;
(k)no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;
(l)in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person, other than Permitted Encumbrances, shall be terminated unless the Lender in its sole discretion consents otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated;
(m)the Fixed Charge Coverage Ratio shall be not less than 1.25 to 1.00 for the most recently completed twelve-month period prior to the date such Acquisition is consummated for which the Borrowers are then required to have delivered interim financial statements to the Lender in accordance with the terms of the Reporting Schedule attached hereto, as calculated on a pro forma basis as if such Acquisition (and any Loans made in connection therewith) had been consummated on the last day of such period;

(n)the Borrower Representative shall certify to the Lender (and provide the Lender with a pro forma calculation in form and substance reasonably satisfactory to the Lender) that, after giving effect to the completion of such Acquisition, on a pro forma basis and at all times during the 60-day period prior to the consummation of such Acquisition, Availability will not be less than 20% of the Revolving Commitment then in effect, which includes all consideration given in connection with such Acquisition, other than Equity Interests of any applicable Borrower delivered to the seller(s) in such Acquisition, as having been paid in cash at the time of making such Acquisition;
(o)all actions required to be taken with respect to any newly acquired or formed wholly-owned Subsidiary of a Borrower or a Loan Party, as applicable, required under Section 5.14 shall have been taken; and
    (p)    the Borrower Representative shall have delivered to the Lender the final executed acquisition agreement and all other material documentation relating to such Acquisition within 10 days following the consummation thereof.

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VI.TABLE OF CONTENTS

    Page

Article I Definitions    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    1
SECTION 1.03.    Terms Generally    1
SECTION 1.04.    Accounting Terms; GAAP    1
SECTION 1.05.    Interest Rates; ~~LIBOR~~Benchmark Notifications    2
SECTION 1.06.    Letters of Credit    2
SECTION 1.07.    Divisions    2
Article II The Credits    3
SECTION 2.01.    Commitment    3
SECTION 2.02.    Loans and Borrowings    3
SECTION 2.03.    Borrowing Procedures; Requests for Revolving Borrowings    3
SECTION 2.04.    Protective Advances    4
SECTION 2.05.    Letters of Credit    4
SECTION 2.06.    Funding of Borrowings    7
SECTION 2.07.    Interest Elections    7
SECTION 2.08.    Termination of Commitment    8
SECTION 2.09.    Repayment and Amortization of Loans; Collection and Application of Collateral Proceeds; Evidence of Debt    8
SECTION 2.10.    Prepayment of Loans    9
SECTION 2.11.    Fees    10
SECTION 2.12.    Interest    11
SECTION 2.13.    Alternate Rate of Interest; Illegality    11
SECTION 2.14.    Increased Costs    12
SECTION 2.15.    Break Funding Payments    13
SECTION 2.16.    Taxes    13
SECTION 2.17.    Payments Generally; Allocation of Proceeds    14
SECTION 2.18.    Indemnity for Returned Payments    15

Article III Representations and Warranties    16
SECTION 3.01.    Organization; Powers    16
SECTION 3.02.    Authorization; Enforceability    16
SECTION 3.03.    Governmental Approvals; No Conflicts    16
SECTION 3.04.    Financial Condition; No Material Adverse Change    16
SECTION 3.05.    Properties    16
SECTION 3.06.    Litigation and Environmental Matters    17
SECTION 3.07.    Compliance with Laws and Agreements; No Default    17
SECTION 3.08.    Investment Company Status    17
SECTION 3.09.    Taxes    17
SECTION 3.10.    ERISA    17
SECTION 3.11.    Disclosure    17
SECTION 3.12.    Material Agreements    18
SECTION 3.13.    Solvency    18
SECTION 3.14.    Insurance    18
SECTION 3.15.    Capitalization and Subsidiaries    18
SECTION 3.16.    Security Interest in Collateral    19
SECTION 3.17.    Employment Matters    19
SECTION 3.18.    Margin Regulations    19
SECTION 3.19.    Use of Proceeds    19
SECTION 3.20.    No Burdensome Restrictions    19
SECTION 3.21.    Anti-Corruption Laws and Sanctions    19
SECTION 3.22.    Affiliate Transactions    19
SECTION 3.23.    Common Enterprise    20
SECTION 3.24.    Plan Assets; Prohibited Transactions    20
Article IV Conditions    20
SECTION 4.01.    Effective Date    20
SECTION 4.02.    Each Credit Event    20
Article V Affirmative Covenants    21

SECTION 5.01.    Financial Statements; Borrowing Base and Other Information    21
SECTION 5.02.    Notices of Material Events    21
SECTION 5.03.    Existence; Conduct of Business    22
SECTION 5.04.    Payment of Obligations    23
SECTION 5.05.    Maintenance of Properties    23
SECTION 5.06.    Books and Records; Inspection Rights    23
SECTION 5.07.    Compliance with Laws and Material Contractual Obligations    23
SECTION 5.08.    Use of Proceeds    23
SECTION 5.09.    Accuracy of Information    24
SECTION 5.10.    Insurance    24
SECTION 5.11.    Casualty and Condemnation    24
SECTION 5.12.    Appraisals    24
SECTION 5.13.    Depository Banks    25
SECTION 5.14.    Additional Collateral; Further Assurances    25
SECTION 5.15.    Receivables    25
SECTION 5.16.    Inventory and Equipment    26
Article VI Negative Covenants    27
SECTION 6.01.    Indebtedness    27
SECTION 6.02.    Liens    28
SECTION 6.03.    Fundamental Changes    29
SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions    30
SECTION 6.05.    Asset Sales    31
SECTION 6.06.    Sale and Leaseback Transactions    32
SECTION 6.07.    Swap Agreements    32
SECTION 6.08.    Restricted Payments; Certain Payments of Indebtedness    32
SECTION 6.09.    Transactions with Affiliates    32
SECTION 6.10.    Restrictive Agreements    33
SECTION 6.11.    Amendment of Material Documents    33
SECTION 6.12.    Financial Covenants    33

Article VII Events of Default    33
Article VIII Miscellaneous    36
SECTION 8.01.    Notices    36
SECTION 8.02.    Waivers; Amendments    36
SECTION 8.03.    Expenses; Indemnity; Damage Waiver    37
SECTION 8.04.    Successors and Assigns    38
SECTION 8.05.    Survival    39
SECTION 8.06.    Counterparts; Integration; Effectiveness; Electronic Execution    39
SECTION 8.07.    Severability    40
SECTION 8.08.    Right of Setoff    40
SECTION 8.09.    Governing Law; Jurisdiction; Consent to Service of Process    40
SECTION 8.10.    WAIVER OF JURY TRIAL    41
SECTION 8.11.    Headings    41
SECTION 8.12.    Confidentiality    41
SECTION 8.13.    Nonreliance; Violation of Law    41
SECTION 8.14.    USA PATRIOT Act    41
SECTION 8.15.    Disclosure    42
SECTION 8.16.    Interest Rate Limitation    42
SECTION 8.17.    Marketing Consent    42
SECTION 8.18.    Joint and Several    42
SECTION 8.19.    No Fiduciary Duty, etc    43
Article IX Loan Guaranty    43
SECTION 9.01.    Guaranty    43
SECTION 9.02.    Guaranty of Payment    43
SECTION 9.03.    No Discharge or Diminishment of Loan Guaranty    44
SECTION 9.04.    Defenses Waived    44
SECTION 9.05.    Rights of Subrogation    44
SECTION 9.06.    Reinstatement; Stay of Acceleration    44
SECTION 9.07.    Information    45

SECTION 9.08.    Termination    45
SECTION 9.09.    Taxes    45
SECTION 9.10.    Maximum Liability    45
SECTION 9.11.    Contribution    45
SECTION 9.12.    Liability Cumulative    46
SECTION 9.13.    Keepwell    46
Article X    46
The Borrower Representative    46
Article XI Warrant of Attorney    47
SECTION 11.01.    47

SCHEDULES:
Definitions Schedule
Borrowing Base Schedule
Terms Schedule
Reporting Schedule
Financial Covenants Schedule
Closing Conditions Schedule